                                     LOGO
                                      GPU

GPU, INC.                                                P.O. BOX 1911
300 MADISON AVENUE                                        MORRISTOWN, NJ 07962-
                                                                           1911

        NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 1998

  Notice is hereby given that the Annual Meeting of Stockholders of GPU, Inc. will be held at The Morris Museum, Six Normandy Heights Road, Morristown, New Jersey on Thursday, May 7, 1998 at 10:00 o'clock in the morning (local time):

    1. To elect three directors of the Corporation to hold office for three-year terms beginning upon their election at the 1998 Annual Meeting.

    2. To consider amendments to, and take certain action regarding, the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries as de-scribed in the accompanying Proxy Statement.

    3. To consider the ratification of the selection by the Board of Direc-tors of Coopers & Lybrand L.L.P. as independent auditor for the year 1998.

    4. To transact such other business as may properly come before the meet-ing.

  During the past year, the Board of Directors adopted an amendment to Section 1 of the By-Laws of the Corporation. In accordance with Section 53 of the By-Laws, this amendment is summarized on page 26 of the accompanying Proxy State-ment.

  Only holders of record of issued and outstanding shares of Common Stock of the Corporation at the close of business on March 16, 1998 will be entitled to vote at the meeting. Such stockholders may vote in person or by proxy. If your shares are registered in the name of a brokerage firm or trustee and you plan to attend the meeting, please obtain from the firm or trustee a letter or other evidence of your beneficial ownership of those shares to facilitate your admittance to the meeting. The stock transfer books of the Corporation will not be closed.

                                            By order of the Board of Directors,
                                                    MARY A. NALEWAKO, Secretary

March 23, 1998

-------------------------------------------------------------------------------
  The 1997 Annual Report was previously transmitted to stockholders. It is ex-pected that the annexed Proxy Statement and enclosed form of Proxy will be first sent to stockholders on or about March 23, 1998.

  If you wish to receive, without charge, a copy of the GPU System Statistics or the Corporation's 1997 Annual Report to the Securities and Exchange Commis-sion on Form 10-K, direct your request to: Stockholder Relations, GPU, Inc., 310 Madison Avenue, P.O. Box 1957, Morristown, New Jersey 07962-1957, or call
(973) 455-8204.
-------------------------------------------------------------------------------
            YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING

  If you plan to attend the meeting in person, please mark your Proxy in the space provided for that purpose. Please bring the lower portion of the form (the Speaker and Admission Card sections) with you to the meeting.

  Whether or not you attend the meeting, we hope that you will sign and return the enclosed Proxy as promptly as possible. YOUR VOTE IS IMPORTANT.

 TABLE OF CONTENTS

                      PAGE
                     NUMBER
                     ------
PROXY STATEMENT
  Stockholders Entitled
   to Vote.............1
DIRECTORS' PROPOSALS
  1. ELECTION OF
     DIRECTORS.........2
   Standing Committees
    of the Board of
    Directors..........5
   Security Ownership
    of Certain
    Beneficial Owners
    and Management.....7
   Remuneration of
    Executive
    Officers...........9
   Personnel,
    Compensation and
    Nominating
    Committee Report...9
   Summary Compensation
    Table.............13
   Long-Term Incentive
    Plans -- Awards in
    Last Fiscal
    Year..............15
   Comparison of Five
    Year Cumulative
    Total Return......16
   Employment,
    Termination and
    Change in Control
    Arrangements......17
   Severance
    Arrangements......17
   Lump Sum
    Distributions.....17
   Benefit Protection
    Trusts............18
   Retirement Plans...18
   Remuneration of
    Directors.........20
   Deferred Stock Unit
    Plan for Outside
    Directors.........20
   Retirement Plan for
    Outside
    Directors.........20
   Restricted Stock
    Plan for Outside
    Directors.........20
  2. PROPOSED AMENDMENTS
     TO THE 1990 STOCK
     PLAN FOR EMPLOYEES
     OF GPU, INC. AND
     SUBSIDIARIES.....21
  3.RATIFICATION OF
   SELECTION OF
   AUDITOR............26
BY-LAW AMENDMENT......26
OTHER MATTERS.........27
ANNEX A..............A-1

                                      LOGO
                                      GPU


GPU, INC.                                                P.O. BOX 1911
300 MADISON AVENUE                                     MORRISTOWN, NJ 07962-1911

               PROXY STATEMENT FOR ANNUAL MEETING -- MAY 7, 1998

STOCKHOLDERS ENTITLED TO VOTE

  Holders of record at the close of business on March 16, 1998 of the outstand-ing Common Stock (consisting of 127,871,737 shares) are entitled to vote at the Annual Meeting of Stockholders of the Corporation ("GPU").

  Stockholders have cumulative voting rights for the election of directors and one vote per share for all other purposes. Cumulative voting means that each stockholder is entitled to as many votes as are equal to the number of shares owned multiplied by the number of directors to be elected and that the stock-holder may cast all of such votes for a single director or may distribute them among the number to be voted for, or any two or more of them, as the stock-holder may see fit. Elections of directors are determined by a plurality vote. Other matters are determined by vote of the holders of a majority of the shares present or represented at the meeting and voting on such matters.

  The Proxies hereby solicited vest in the proxy holders cumulative voting rights with respect to the election of directors (unless the stockholder marks the Proxy so as to withhold such authority) and all other voting rights of the stockholders signing such Proxies. The shares represented by each duly executed Proxy will be voted and, where a choice is specified by the stockholder on the Proxy, the Proxy will be voted in accordance with the specification so made. As provided by Pennsylvania law and the Corporation's By-Laws, abstentions, broker non-votes and withheld votes will not be included in the total number of votes cast, and therefore will have no effect on the election of directors, the pro-posed amendments to and other recommended action on the 1990 Stock Plan for Em-ployees of GPU, Inc. and Subsidiaries, the ratification of the selection of the auditor or other matters. Signed but unmarked Proxies will be voted in accor-dance with the directors' recommendations.

  The Proxy is revocable, at any time before exercise, by a written instrument signed in the same manner as the Proxy and received by the Secretary of the Corporation at or before the Annual Meeting. If you attend the meeting, you may, if you wish, revoke your Proxy by voting in person.

  YOU ARE ENCOURAGED TO VOICE YOUR PREFERENCE BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

                             DIRECTORS' PROPOSALS

1.ELECTION OF DIRECTORS

  The Board of Directors consists of three classes of directors with overlap-ping three-year terms. Each year a class of directors is elected for a term expiring at the third succeeding Annual Meeting after such election.

  At the 1998 Annual Meeting, three Class I directors will be elected to hold office for three-year terms beginning upon their election at the 1998 Annual Meeting. In accordance with the Corporation's mandatory retirement policy, however, Mr. Henry F. Henderson, Jr. will resign as director in March 2000, upon reaching age 72.

  The votes applicable to the shares represented by Proxies in the accompany-ing form received from stockholders will be cast in favor of the election of the three nominees listed below, except that the proxy holders reserve the right to exercise cumulative voting rights and to cast their votes in such manner and for such lesser number of said nominees as they may deem best at the meeting, in order, so far as possible, to secure the election of said nom-inees. If any nominee should be unable to serve (an event which is not antici-pated), the proxy holders reserve the right to vote for a substitute nominee or nominees designated by the Personnel, Compensation and Nominating Committee of the Board of Directors.

INFORMATION ABOUT THE NOMINEES AND DIRECTORS

                              NOMINEES FOR CLASS I DIRECTORS FOR
                                    TERMS EXPIRING IN 2001

                Name                          Age Year first elected a director

                HENRY F. HENDERSON, JR.       70                           1989

                Mr. Henderson is President, Chief Executive Officer and a director of H. F. Henderson Industries, designers and manufacturers of process control and engineered systems for government and industry, including industrial process controls and defense electronics. He is also President and Chief Executive Officer of Sanitec, Inc., manufacturer of medical waste disinfecting systems for commercial and hospital use. He is a director of the Partnership for New Jersey, the New Jersey State Chamber of Commerce, the Defense Orientation Conference Association and Delta Dental Plan. He is also Chairman of the World Trade Center Club Board of Advisors, a trustee of Stevens Institute of Technology, New York Theological Seminary, New Jersey State Employment and Training Commission and Paterson Economic Development Corporation, and a member of the Business Executives for National Security.


[PHOTO]

                JOHN M. PIETRUSKI             65                           1989

                Mr. Pietruski served as Chairman of the Board and Chief Executive Officer of Sterling Drug Inc. from 1985 until his retirement in 1988. He is Chairman of the Board of Texas Biotechnology Corporation, a pharmaceutical research and development company. He also serves as President of Dansara Company, a management consulting firm. He is a director of Hershey Foods Corporation, Lincoln National Corporation and McKesson Corporation. He is also a Regent of Concordia College.


[PHOTO]

                Name                          Age Year first elected a director

                CATHERINE A. REIN             55                           1989

                Ms. Rein joined Metropolitan Life Insurance Company in 1985 where she is presently Senior Executive Vice President --
                 Business Services Group and Corporate Services. Ms. Rein is a
                director of The Bank of New York, Inc., Corning Inc., New England Investment Companies, Inc. and INROADS, New York, Inc., a trustee emeritus of the National Urban League and a trustee of the New York University Law Center Foundation.


    [PHOTO]

  Information concerning the other directors of the Corporation whose terms do not expire at the Annual Meeting is as follows:

                                    CLASS II DIRECTORS WITH
                                    TERMS EXPIRING IN 1999

                Name                          Age Year first elected a director

                THEODORE H. BLACK             69                           1988

                Mr. Black served as Chairman, President and Chief Executive Officer of Ingersoll-Rand Company from 1988 until his retire-ment in 1993 and as a director until 1997. He is also a direc-tor of CPC International Inc. and McDermott International.


    [PHOTO]

                THOMAS B. HAGEN               62                           1997

                Mr. Hagen is Chairman of the Board of Custom Engineering Co., a custom manufacturer of large metal fabrications and heated platens. He is also Chairman of the Board of the Team Pennsylvania Foundation. Mr. Hagen served as Secretary of Commerce and then as Secretary of Community & Economic Development of the Commonwealth of Pennsylvania from January 1995 to March 1997. Mr. Hagen, who was first elected as a director of GPU in 1988, resigned upon his appointment as Secretary of Commerce in 1995 and returned to the Board in April 1997. Mr. Hagen is a director of the Erie Insurance Group --property, casualty and life insurers -- which he joined in 1953 and served as its Chairman and Chief Executive Officer from 1990 to 1993. He also serves on the Boards of Directors of the Pennsylvania Housing Finance Agency and St. Raymond Wood Products Holdings, Ltd. He is a member and past chairman of the Council of Fellows of Penn State -- Erie, the Behrend College, the immediate past President and a director of The Pennsylvania Society, and a director of the Athenaeum of Philadelphia and Preservation Pennsylvania.


    [PHOTO]

                Name                          Age Year first elected a director

                BRYAN S. TOWNSEND             67                           1996

                Mr. Townsend retired as Chairman of Midlands Electricity plc, a British regional electric company, in August 1996 following its acquisition by Avon Energy Partners (Avon), in which the Corporation owns a 50% interest. He served as Chairman of Midlands since 1986, becoming Chairman and Chief Executive upon Midlands' privatization in 1990. He is a director of JBA International Ltd. (a supplier of computer software business systems), a past chairman of the British National Committee and a member of the Scientific Directing and Organising Committee of CIRED (International Conference on Electricity Distribution). Mr. Townsend is also past chairman of the Birmingham Repertory Theatre and West Midlands Confederation of British Industry.


    [PHOTO]

                                   CLASS III DIRECTORS WITH
                                    TERMS EXPIRING IN 2000

                Name                          Age Year first elected a director

                FRED D. HAFER                 57                           1996

                Mr. Hafer is Chairman, Chief Executive Officer and President of GPU, Inc. and GPU Service, Inc. (GPUS) (which he also serves as a director). He became President and Chief Operating Officer of GPU and GPUS in July 1996 and was elected to the additional positions of Chairman and Chief Executive Officer in May 1997. He is also Chairman of the Board, Chief Executive Officer and a director of Jersey Central Power & Light Company (JCP&L), Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) (which do business as GPU Energy); Chairman of the Board and a director of GPU Nuclear, Inc.
                (GPUN); Chairman, Chief Executive Officer and a director of GPU Generation, Inc.; Chairman and a director of GPU International, Inc., GPU Power, Inc., GPU Electric, Inc., GPU Advanced Resources, Inc., and GPU Telcom Services, Inc.; and a director of Saxton Nuclear Experimental Corporation, all subsidiaries of GPU. He is a director of Avon Energy Partners Holdings, Midlands Electricity plc and GPU PowerNet PTY Ltd. Mr. Hafer, who has been associated with the GPU Companies since 1962, served as President of Met-Ed from 1986 to 1996, and as President of Penelec from 1994 to 1996. Mr. Hafer is also a director of Sovereign Bancorp, Inc., Sovereign Bank and Utilities Mutual Insurance Company, a director and past president of the Manufacturers Association of Berks County and Chairman of the Board of the Pennsylvania Electric Association. He is a director of Kutztown University Foundation, Leadership Pennsylvania and the Reading Hospital and Medical Center. He is also a trustee of the Caron Foundation and Chairman of the Foundation for a Drug-Free Pennsylvania.


    [PHOTO]

                PAUL R. ROEDEL                70                           1979

                Mr. Roedel retired in 1992 as Chairman and Chief Executive Of-ficer and in 1997 as director of Carpenter Technology Corpora-tion, manufacturers, fabricators and marketers of specialty metals. He joined Carpenter in 1949 and became Chief Executive Officer in 1981 and Chairman in 1987. He is a director of P.H. Glatfelter Co. and Berks Packing Co., Inc. He is Chairman of the Berks Business Education Coalition, President of the Wyomissing Foundation and a member of ASM International. Mr. Roedel is also Chairman of the Board of Gettysburg College and a director and treasurer of the Reading Public Museum.


    [PHOTO]

                Name                          Age Year first elected a director

                CARLISLE A. H. TROST          68                           1990

                Admiral Trost served in the United States Navy from 1953 until his retirement in 1990, including a four-year term from 1986 to 1990 as Chief of Naval Operations. Admiral Trost is also a member of the Board of Directors of GPUN and Chairman of that Board's Nuclear Safety and Compliance Committee. He is Chair-man of the Board of Directors of Bird-Johnson Co. and a direc-tor of General Dynamics Corporation, Lockheed Martin Corpora-tion and Precision Components Corporation.


    [PHOTO]

                PATRICIA K. WOOLF, Ph.D.      63                           1983

                Dr. Woolf is a consultant, author, and Lecturer in the Depart-ment of Molecular Biology at Princeton University. Dr. Woolf is a director of Crompton and Knowles Corporation and the Na-tional Life Insurance Company of Vermont. She is also a trustee of the New Economy Fund and a director of the American Balanced Fund, the Income Fund of America, the Growth Fund of America, the Small Cap World Fund and Fundamental Investors, all of The Capital Group of Los Angeles.


    [PHOTO]
----------------

STANDING COMMITTEES OF THE BOARD OF DIRECTORS

  There are four standing committees of the Board, namely, the Audit Commit-tee, the Corporate and Public Responsibilities Committee, the Finance Commit-tee and the Personnel, Compensation and Nominating Committee. The membership and functions of these Committees are as follows:

  THE AUDIT COMMITTEE recommends to the Board, subject to ratification by the stockholders, the engagement of the independent auditor and reviews with the independent auditor the plan, scope and results of the audit and any comments by the auditor on the internal accounting control systems of the Corporation and its subsidiaries. All material non-audit services proposed to be performed by the independent auditor are reviewed by the Committee. The Committee also reviews with the Corporation's internal auditor the plan, scope and results of internal audits and its comments on the internal accounting control systems. It reviews with the officers of the Corporation, the independent auditor and the Corporation's internal auditor the following: the accounting principles to be applied in reporting the financial results of the Corporation as contained in the financial statements and related footnotes presented in the annual re-port to stockholders; the results of audits by governmental agencies; and the reports on audit procedures relating to possible corporate expenditures for political purposes.

  The Chairman of the Audit Committee is Mr. Roedel. The other members are Messrs. Henderson and Townsend and Ms. Rein. During 1997, the Committee held four meetings.

  THE CORPORATE AND PUBLIC RESPONSIBILITIES COMMITTEE reviews the Corpora-tion's policies on public issues having broad social significance and the im-plementation of those policies and reports relating to compliance with the Corporation's Code of Ethics and the Corporation's conduct as a responsible corporate citizen.

  The Chairman of the Corporate and Public Responsibilities Committee is Mr. Henderson. The other members are Messrs. Black, Hagen, Leva, Townsend and Trost. During 1997, the Committee held three meetings.

  THE FINANCE COMMITTEE assists the Board in fulfilling the Board's fiduciary responsibilities relating to the financial policies, plans and programs of the Corporation and its subsidiaries.

  The Committee reviews a range of financial policies and plans including div-idend policy, capital structure and credit quality goals, financing plans, and the Corporation's capital and operating budgets. Additionally, the Committee reviews the investment policies, funding and investment results of the Corpo-ration's trusteed plans.

  The Chairman of the Finance Committee is Mr. Pietruski. The other members are Messrs. Leva, Roedel and Trost and Dr. Woolf. During 1997, the Committee held four meetings.

  THE PERSONNEL, COMPENSATION AND NOMINATING COMMITTEE recommends to the Board the election of officers of the Corporation and the presidents of the Corpora-tion's direct subsidiaries, and the compensation and other benefits of those officers and of directors of the Corporation and its direct subsidiaries. The Committee also reviews plans for management succession and executive develop-ment, compensation and other benefit goals for the GPU Companies.

  The Personnel, Compensation and Nominating Committee also recommends to the Board from time to time, the size and composition of the Board and candidates for membership on the Board. The Committee also recommends to the Board the composition and membership of the various Board Committees.

  A stockholder proposal for a nominee for election as a director should be sent by mail, addressed to Secretary, GPU, Inc., 300 Madison Avenue, P.O. Box 1911, Morristown, New Jersey 07962-1911. All such proposals must be received by the Corporation not later than 30 nor more than 75 days prior to the sched-uled date of the next annual meeting and must contain certain information re-garding the identity and background of the stockholder's proposed nominee as required by Section 10(e) of the Corporation's By-Laws, which also sets forth additional requirements with respect to such stockholder proposals. A copy of
Section 10(e) of the By-Laws will be furnished to stockholders upon request made to the Secretary of the Corporation.

  The Committee will also consider recommendations by stockholders of candi-dates for director nominees. Recommendations should be sent to the Secretary of the Corporation.

  The Chairman of the Personnel, Compensation and Nominating Committee is Ms. Rein. The other members are Messrs. Black, Hagen and Pietruski and Dr. Woolf. During 1997, the Committee held seven meetings.

  There were 10 regular meetings, two special meetings and one organization meeting of the Board during 1997. All directors attended at least 75% of the aggregate of (i) the total number of 1997 meetings of the Board and (ii) the total number of 1997 meetings of all committees of the Board on which he or she served.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

  The Corporation has been advised that as of December 31, 1997, the following entities beneficially owned more than 5% of the outstanding shares of the Cor-poration's voting securities:

                                                         AMOUNT AND
                                                          NATURE OF     PERCENT
  NAME AND ADDRESS OF                                    BENEFICIAL       OF
    BENEFICIAL OWNER                  TITLE OF CLASS      OWNERSHIP      CLASS
  -------------------                ---------------- ----------------- -------
    AMVESCAP PLC (1)................ GPU Common Stock  6,367,402 direct  5.3%
    11 Devonshire Sq.
    London EC2M 4YR
    England

    Morgan Stanley
    Dean Witter Discover (2)........ GPU Common Stock 10,729,542 direct  8.9%
    1585 Broadway
    New York, NY 10036

----------------
(1) AMVESCAP PLC and certain of its subsidiaries, AVZ, Inc., AIM Management Group, Inc., AMVESCAP Group Services, Inc., INVESCO, Inc., INVESCO North American Holdings, Inc., INVESCO Capital Management, Inc., INVESCO Funds Group, Inc. and INVESCO Management & Research, Inc., beneficially own (with shared voting and dispositive powers) the reported shares.

(2) Morgan Stanley, together with various affiliated investment managers, ben-eficially owns (with shared voting and dispositive powers) the reported shares.

  The following table sets forth, as of February 2, 1998, the beneficial own-ership of equity securities (and stock-equivalent units) of the GPU Companies of each of the GPU directors, nominees for director and each of the executive officers named in the Summary Compensation Table, and of all directors and ex-ecutive officers of GPU as a group. The shares of Common Stock owned by all directors and executive officers as a group constitute less than 1% of the to-tal shares outstanding.

                                                   AMOUNT AND NATURE OF
                                                   BENEFICIAL OWNERSHIP
                                             ---------------------------------
                                                SHARES (1)
                                             ----------------
                                TITLE OF                      STOCK-EQUIVALENT
           NAME                 SECURITY     DIRECT  INDIRECT      UNITS
           ----             ---------------- ------- -------- ----------------
Dennis Baldassari.......... GPU Common Stock   2,900             13,198 (2)
Theodore H. Black.......... GPU Common Stock   8,261                866 (3)
Fred D. Hafer.............. GPU Common Stock   7,545    139      18,563 (2)
Thomas B. Hagen............ GPU Common Stock  11,157                866 (3)
Henry F. Henderson, Jr..... GPU Common Stock   3,710  1,200         866 (3)
Ira H. Jolles.............. GPU Common Stock   8,082             15,115 (2)
James R. Leva.............. GPU Common Stock  20,566    100         866 (3)
Bruce L. Levy.............. GPU Common Stock   2,033              9,794 (2)
John M. Pietruski.......... GPU Common Stock   4,600                866 (3)
Catherine A. Rein.......... GPU Common Stock   3,440                866 (3)
Paul R. Roedel............. GPU Common Stock   3,200                866 (3)
Bryan S. Townsend.......... GPU Common Stock     933                866 (3)
Carlisle A. H. Trost....... GPU Common Stock   2,989                866 (3)
Robert L. Wise............. GPU Common Stock   4,111             11,809 (2)
Patricia K. Woolf.......... GPU Common Stock   4,010                866 (3)
All GPU Directors and
 Executive Officers as a
 Group..................... GPU Common Stock 100,817  3,240     123,189

----------------
(1) The number of shares owned and the nature of such ownership, not being within the knowledge of GPU, have been furnished by each individual.

(2) Restricted units, which do not have voting rights, represent rights (sub-ject to vesting) to receive shares of Common Stock under the 1990 Stock Plan for Employees of GPU and Subsidiaries (the "1990 Stock Plan"). See footnote 2 to the Summary Compensation Table on page 13.

(3) Each Outside Director receives an annual grant of deferred stock units which represents an equivalent number of shares of GPU Common Stock. Out-side Directors who have served at least 54 months will receive payment of their deferred units upon retirement. See Deferred Stock Unit Plan for Outside Directors on page 20.

REMUNERATION OF EXECUTIVE OFFICERS

            PERSONNEL, COMPENSATION AND NOMINATING COMMITTEE REPORT

  In 1997, GPU continued efforts to ensure that the executive compensation program is strongly linked to business performance and changes in shareholder value. Thus the basic structure of the program consists of three interrelated components -- the Base Salary Program, the Incentive Compensation Program, and the 1990 Stock Plan. The relationship among these components was adjusted in 1997, however, to increase the proportion of total executive pay that is "at risk" and directly linked to business and stock performance.

COMPENSATION PHILOSOPHY AND MARKET COMPARISONS

  The Corporation's compensation philosophy is to provide a program that (1) encourages talented executives to join and remain with GPU, (2) focuses execu-tive effort on specific targeted business objectives, and (3) rewards execu-tives when these objectives are achieved. Actual pay levels reflect both the achievement of these targeted objectives and the performance of the individual executive.

  The executive compensation program is designed to provide levels of total pay that, on average, approximate the median of the chosen competitive market when targeted business objectives have been achieved. The variable components of the program, the Incentive Compensation Program and the 1990 Stock Plan, each provide opportunities for actual pay levels to be well above median if results are exceeded and ensure that total pay will be below median if results are not achieved.

  In defining the competitive market for executive pay, GPU focuses primarily on the companies in the S&P Electric Utility Index shown on page 16. These companies are the premier organizations in the industry and, consequently, the companies competing most directly with GPU for executive talent. To a lesser extent, other companies, not included in the S&P Index, are considered because GPU competes in a wider market for executives. In comparing positions at GPU with positions at other companies and in defining median pay levels, GPU is assisted by a nationally recognized compensation consulting firm. These con-sultants meet periodically with the Committee to ensure an objective analysis and assessment of the market.

  Under Section 162(m) of the Internal Revenue Code of 1986, the amount allow-able as a tax deduction for compensation paid to the chief executive officer and each of the other highest paid officers of any publicly held corporation generally is limited to $1 million per year for each such officer. Although the Committee considers the effect of Section 162(m) in connection with the Corporation's executive compensation program, the Committee considers it im-portant to retain the flexibility to design compensation programs that it be-lieves are in the best interests of GPU and its stockholders, even though the expense may not be fully deductible. The Committee continues to monitor the potential impact of Section 162(m) and considers modifications to the execu-tive compensation program with this impact in mind. In this regard, the Board has adopted, subject to stockholder approval at the Annual Meeting, amendments to the 1990 Stock Plan to ensure that compensation resulting from stock op-tions that may be granted in the future will be deductible.

BASE SALARY PROGRAM

  The Base Salary Program provides the most stable portion of executive com-pensation. A range of salary opportunities is established for each executive position with the middle of this range approximately equivalent to the median of the market. Actual salaries for individual executives are determined by this range and the individual's performance and experience.

  The Committee reviews executive salaries annually to determine if any adjustments are appropriate. This review includes an assessment of market data, individual executive performance and contribution, and the Corporation's financial position. In 1997, the Committee limited executive salary increases, choosing to focus instead on the variable components of the program. Executive salary increases were granted only if (1) the executive's salary was determined to have fallen below market median levels or (2) if the executive had assumed significant new responsibilities. The salary increase for Mr. Hafer indicated in the table on page 13 reflects his assumption of the position of chairman and chief executive officer with the retirement of Mr. Leva.

INCENTIVE COMPENSATION PROGRAM

  The Incentive Compensation Program provides executives with opportunities to earn additional compensation if specific annual objectives are achieved. In 1997, this component of executive pay was modified to increase the emphasis on financial results. Also in 1997, targeted levels of incentive compensation were increased to ensure opportunities for fully competitive pay and to in-crease the proportion of total pay directly tied to financial results.

  Objectives for 1997

  For named executives other than Mr. Hafer and Mr. Leva, the amount of incen-tive compensation earned is based on the business results of the GPU company to which the executive is assigned, the achievement of GPU's return on equity objective, and the impact of an "earnings test" which limits the amount of in-centive compensation that may be earned based on non-financial measures. The "earnings test" also ensures that executive awards do not exceed a fair share of the earnings given to shareholders. In determining final awards, the Com-mittee and the Board, using subjective judgment, also assess the individual executive's personal contribution to overall results.

  For GPU Energy, targeted objectives were earnings (60%), all-in price to customers per kilowatt- hour sold (20%), measures of customer service and in-ternal performance improvement (15%), and efforts to foster a more competi-tively focused culture and diverse workforce (5%).

  At GPU International, 1997 objectives were net income (50%), measures to im-prove current operations and optimize new investments (35%), organizational development efforts designed to prepare the business unit to better respond to growth opportunities (10%), and compliance with all environmental requirements (5%). The corporate multiplier is applied to these results but the "earnings test" is not.

  For the corporate functions of GPU Service, 1997 objectives were system-wide budget management (80%), efforts to respond to regulatory and structural change and to maximize the Corporation's existing businesses (10%), and ef-forts to improve the Corporation's competitive position through improvements to internal processes and the corporate culture (10%).

  GPU Generation's 1997 objectives were all-in price per kilowatt-hour sold (40%), budget management (30%), environmental factors (10%), safety (10%), and efforts to adjust the company culture and foster diversity (10%).

  Objectives for Mr. Hafer and Mr. Leva

  For Mr. Hafer and Mr. Leva, 1997 incentive compensation goals were the Cor-poration's return on equity (65%), nuclear safety (10%) and strategic objec-tives designed to position the Corporation for the future (25%). The corporate multiplier is not used in calculating achievement because return on equity is such a large portion of their overall objectives; the "earnings test", howev-er, is applied.

  Achievement of 1997 Objectives

  The GPU corporate objectives for return on equity and the earnings goal were slightly exceeded. The limits imposed by the newly implemented "earnings test" served to reduce the levels of incentive pay that might otherwise have been earned by affected executives. This effect was consistent with the test's ob-jective.

  At GPU Energy, the earnings objective was essentially achieved while the all-in price to customers objectives were not fully achieved. Measures of cus-tomer service were well below expectations (principally due to delays in re-storing service after major storms) while internal performance improvement, labor relations and culture change objectives were exceeded.

  GPU International's net income objective was significantly exceeded. The en-vironmental objective and the organizational objectives were achieved at targeted levels. Objectives designed to improve current operations and opti-mize new investments, however, were not fully achieved.

  For the corporate functions of GPU Service, achievement of the system-wide budget management goal was slightly below the targeted level. Efforts to maxi-mize existing businesses and to respond to regulatory and structural change exceeded expectations, as did efforts to improve the Corporation's competitive position. Cultural change goals were fully achieved.

  For GPU Generation, both the all-in price per kilowatt-hour objective and the budget management objective were exceeded. Environmental factors were be-low targeted levels while both the safety and culture objectives were exceed-ed.

  Awards for Mr. Hafer and Mr. Leva

  The awards for Mr. Hafer and Mr. Leva reflect return on equity that was above targeted levels as well as overachievement of the objectives designed to position the Corporation for the future. Of the two nuclear safety goals, one was exceeded while the other was not fully achieved.

  Under the terms of the Incentive Compensation Program, Mr. Leva was eligible for a pro-rated award based on the portion of 1997 during which he served as chairman and chief executive officer.

  On average, incentive compensation awards were approximately at a median competitive level reflecting a final calculation that results were achieved at target levels.

THE 1990 STOCK PLAN

  The 1990 Stock Plan, approved by shareholders, provides the Committee and the Board with the discretion to use any of several stock compensation vehi-cles based on their judgment of which vehicles are most appropriate.

  In 1997, all awards under the Plan were in the form of restricted perfor-mance units which provide executives with the right to receive shares of GPU stock (or cash at the discretion of the Committee) provided that targeted per-formance objectives are achieved. The performance measure for these 1997 grants is GPU's total shareholder return compared to the total return of the companies in the S&P Electric Utility Index. The percentile ranking of GPU's total return among Index companies is calculated quarterly over the five year performance period and averaged. This averaged ranking determines how many shares of GPU stock, if any, the executive will receive at the end of the per-formance period.

  Each executive who receives an award is granted a specific number of units. Dividend equivalents are paid on these units and reinvested in additional units. The number of units that will vest and be paid to the executive is not known, however, until the end of the performance period. If GPU's total return is at the 55th percentile of the Index companies, all of the originally awarded units (plus reinvested dividend equivalents) will vest. If total re-turn is higher than the 55th percentile, additional units will vest and if to-tal return is lower, fewer units will vest. No units will vest if total return is below the 40th percentile.

  The size of awards to individual executives is generally targeted to provide median levels of long-term compensation if the 55th percentile of total return is achieved. If total return is higher than the

55th percentile, long-term compensation will be above median levels and if it is lower than the 55th percentile, below median compensation will result. How-ever, the size of these awards also reflects the Committee and the Board's subjective assessment of individual contribution, performance and potential.

  In 1997, targeted award sizes were increased to keep pace with changes in the competitive marketplace and to increase the portion of total executive pay directly linked to shareholder value.

  Award for Mr. Hafer

  The 1997 award of performance units to Mr. Hafer, shown in the table on page 15, reflects his new position as chairman and chief executive officer and the other factors described above. His award has the same five year performance period and total return performance measure as awards to other executives.

  Adjustment to Mr. Leva's 1995 Grant

  Grants of performance units under the 1990 Stock Plan are typically made an-nually with a five year performance period. In 1995, however, in anticipation of his normal retirement in 1997, Mr. Leva received a single grant approxi-mately equivalent to three annual grants. This grant had a three year perfor-mance period from 1995 through 1997 and was subject to the same total share-holder return performance measure described above. No grants were made to Mr. Leva in 1996 or 1997.

  Prior to Mr. Leva's retirement, the Committee determined that it would be appropriate to adjust the performance period of the 1995 grant to coincide more closely with the end of Mr. Leva's tenure. Consequently, the Committee and the Board amended the terms of the 1995 grant so as to end the performance period on June 30, 1997 and to base payment of the award on results during the amended period. The earned award was paid in cash with a discount applied to reflect the shortened time period.

                               Personnel, Compensation and Nominating
                               Committee Members

                               Theodore H. Black
                               Thomas B. Hagen
                               John M. Pietruski
                               Catherine A. Rein
                               Patricia K. Woolf

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM
                                              ANNUAL COMPENSATION         COMPENSATION PAYOUTS
                              --------------------------------------------------------------------
                                                              OTHER
             NAME AND                                         ANNUAL                  ALL OTHER
             PRINCIPAL                                       COMPEN-         LTIP      COMPEN-
             POSITION                YEAR  SALARY   BONUS   SATION (1)    PAYOUTS (2)  SATION
--------------------------------------------------------------------------------------------------
James R. Leva                        1997 $243,000 $125,000  $90,443      $2,172,813  $242,517 (3)
Chairman and Chief                   1996  585,000  445,000    2,510          81,978   163,496
Executive Officer, GPU, Inc.         1995  585,000  333,450    1,499          44,131   125,032
(retired May 1997)
Fred D. Hafer                        1997  526,923  275,000    4,279          66,950   114,782 (3)
Chairman, President                  1996  365,000  190,000    1,883          61,484    46,731
and Chief Executive                  1995  280,000   94,000    1,374          40,454    39,247
Officer, GPU, Inc.
Ira H. Jolles                        1997  331,000  100,000    4,948          86,012    58,603 (3)
Senior Vice President                1996  331,000  120,000    2,510          91,087    52,673
and General Counsel,                 1995  331,000  116,000    1,749          57,207    47,388
GPU, Inc.
Bruce L. Levy                        1997  255,833  165,300    1,985 (4)      20,922    52,119 (3)
President, GPU International, Inc.,  1996  233,333  197,000    1,572 (4)      20,495    30,684
GPU Power, Inc. and                  1995  188,750  131,000    1,148 (4)       8,826    21,572
GPU Electric, Inc.
Dennis Baldassari                    1997  335,000   76,000    3,762 (5)      56,489    75,408 (3)
President, Jersey Central            1996  305,000  110,000      812 (5)      21,724    39,697
Power & Light Company,               1995  275,000   86,000      431 (5)       9,930    32,345
Metropolitan Edison Company,
and Pennsylvania Electric
Company (GPU Energy)
Robert L. Wise                       1997  293,000   95,000    4,413          69,042    56,736 (3)
President, GPU                       1996  293,000  112,000   57,213 (6)      81,978    53,448
Generation, Inc.                     1995  293,000  138,600    1,499          44,131    47,893

---------------
(1) Consists of earnings on "Long-Term Incentive Plan" ("LTIP") compensation paid in the year the award vests.

(2) Consists of Performance Cash Incentive Awards paid on the 1990, 1991 and 1992 restricted stock awards which have vested under the 1990 Stock Plan. These amounts are designed to compensate recipients of restricted stock/unit awards for the amount of federal and state income taxes that are payable upon vesting of the restricted stock/unit awards. For Mr. Leva, this amount also includes Performance Cash Incentive Awards paid on his 1993 and 1994 restricted stock awards and the payout for restricted units awarded in 1995, which vested upon his retirement.

  The restricted units issued in 1995, 1996 and 1997 under the 1990 Stock Plan are performance based. The 1997 awards are shown in "Long-Term Incen-tive Plans -- Awards in Last Fiscal Year" table (the "LTIP table"). Divi-dends are paid or accrued on the aggregate restricted stock/units awarded under the 1990 Stock Plan and reinvested.

  The aggregate number and value (based on the stock price per share at De-cember 31, 1997) of unvested stock-equivalent restricted units (including reinvested dividends) includes the amounts shown on the LTIP table, and at the end of 1997 were:

                                     AGGREGATE UNITS                     AGGREGATE VALUE
                                     ---------------                     ---------------
        James R. Leva                      --                               $  --
        Fred D. Hafer                    18,563                              781,966
        Ira H. Jolles                    15,115                              636,761
        Bruce L. Levy                     9,794                              412,572
        Dennis Baldassari                13,198                              555,966
        Robert L. Wise                   15,684                              660,689

(3) For 1997, (a) the Corporation's matching contributions under the Savings Plan, (b) the Corporation's matching contributions under the non-qualified deferred compensation plan, (c) the benefit of interest-free use of the non-term portion of employer paid premiums for split-dollar life insur-ance, (d) above-market interest accrued on the retirement portion of de-ferred compensation, (e) earnings on LTIP compensation not paid in the current year; and (f) accrued vacation benefits paid in accordance with the GPU Employee Vacation Program, were as follows:

                        (a)       (b)       (c)      (d)       (e)       (f)
                       ------   -------   -------   ------   -------   --------
   James R. Leva       $6,400   $21,120   $45,177   $4,445   $  --     $165,375
   Fred D. Hafer        6,400    22,277    49,611      419    36,075      --
   Ira H. Jolles        6,400    11,640    10,799      487    29,277      --
   Bruce L. Levy        6,400    11,713    14,758      257    18,991      --
   Dennis Baldassari    6,400    11,400    31,881      151    25,576      --
   Robert L. Wise       6,400     9,800     8,956    5,630    25,950      --

  NOTE: The split-dollar life insurance amounts reported in the "All Other Compensation" column are equal to the present value of the interest-free use of the current year Corporation paid premiums to the projected date the premiums will be refunded to the Corporation.

(4) In addition to the earnings on LTIP compensation noted in (1) above, these amounts include the above-market interest accrued on the pre-retirement portion of deferred compensation in the amounts of $648, $944 and $848 for the years 1997, 1996 and 1995 respectively.

(5) In addition to the earnings on LTIP compensation noted in (1) above, these amounts include the above-market interest accrued on the pre-retirement portion of deferred compensation in the amounts of $151, $147 and $94 for the years 1997, 1996 and 1995 respectively.

(6) In addition to the 1996 earnings on LTIP compensation ($2,510) noted in
    (1) above, this amount includes $25,953 for a one-time automobile adjust-ment and $23,447 for related income taxes.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                            ESTIMATED FUTURE PAYOUTS UNDER
                                            NON-STOCK PRICE BASED PLANS(1)
                                            ---------------------------------
                              PERFORMANCE
                 NUMBER OF      OR OTHER
                  SHARES,     PERIOD UNTIL
                  UNITS OR     MATURATION    THRESHOLD   TARGET     MAXIMUM
     NAME       OTHER RIGHTS   OR PAYOUT        (#)       (#)         (#)
     ----       ------------ -------------- ----------- ---------  ----------
Fred D. Hafer      8,500     5 year vesting       4,250     8,500      17,000
Ira H. Jolles      3,500     5 year vesting       1,750     3,500       7,000
Bruce L. Levy      3,000     5 year vesting       1,500     3,000       6,000
Dennis
 Baldassari        3,500     5 year vesting       1,750     3,500       7,000
Robert L. Wise     3,100     5 year vesting       1,550     3,100       6,200

----------------
(1) The restricted units awarded in 1997 under the 1990 Stock Plan provide for a performance adjustment to the aggregate number of units vesting for the recipient, including the accumulated reinvested dividends, based on the annualized GPU Total Shareholder Return (TSR) percentile ranking against all companies in the Standard & Poor's Electric Utility Index for the pe-riod between the award and vesting dates. With a 55th percentile ranking, the performance adjustment would be 100% as reflected in the "Target" col-umn. In the event that the percentile ranking is below the 55th percen-tile, the performance adjustment would be reduced in steps reaching 0% be-low the 40th percentile. The minimum payout or "Threshold" begins at the 40th percentile, which results in a payout of 50% of target. A ranking be-low the 40th percentile would result in no award. Should the TSR percen-tile ranking exceed the 59th percentile, then the performance adjustment would be increased in steps reaching 200% at the 90th percentile as re-flected in the "Maximum" column. Under the 1990 Stock Plan, regular quar-terly dividends are reinvested in additional units that are subject to the vesting restrictions of the award. Actual payouts under the Plan would be based on the aggregate number of units awarded and the units accumulated through dividend reinvestment at the time the restrictions lapse.

                                   [GRAPHIC]

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
               GPU, S&P 500 INDEX AND S&P ELECTRIC UTILITY INDEX

-------------------------------------------------------------------------------
                      Amount
                     Invested
                      1/1/93     1993      1994    1995    1996    1997
-------------------------------------------------------------------------------
GPU                    100        118       107     147     155     205
S&P 500                100        110       112     153     189     252
S&P Electric Utility   100        113        98     128     128     162
-------------------------------------------------------------------------------

* Assumes $100 invested in GPU Common Stock, S&P 500 Index and S&P Electric Utility Index. Cumulative Total Return includes reinvestment of dividends.

EMPLOYMENT, TERMINATION AND CHANGE IN CONTROL ARRANGEMENTS

SEVERANCE ARRANGEMENTS

  The Corporation has entered into Severance Protection Agreements with Messrs. Hafer, Jolles, Levy, Baldassari and Wise which provide certain sever-ance benefits to the executive if his employment is terminated following a change in control of GPU (as defined). These agreements are intended to induce the executives to remain in the employ of the Corporation and help ensure that the Corporation will have the benefit of their services without distraction in the face of a potential change in control.

  Under the agreements, benefits are paid if, in connection with a change in control, the Corporation terminates the employment of the executive for rea-sons other than cause or disability or death, or if the executive resigns fol-lowing certain actions (specified in the agreements) by the Corporation such as a reduction in salary or change in position. In addition, Mr. Hafer re-ceives severance benefits if he resigns for any reason within six months fol-lowing a change in control.

  The benefits payable to all executives consist of, in general, (a) the exec-utive's base salary through the termination date and a pro rata portion of his target incentive bonus; (b) severance compensation equal to twice the sum of the executive's base salary and target incentive bonus, provided that if the executive's normal retirement date is within two years of his termination date, his benefits will be proportionately reduced; (c) a continuation of in-surance benefits for up to two years; (d) reimbursement of certain expenses subject to specified limitations; and (e) such additional amount as is neces-sary to pay any excise tax under Section 4999 of the Internal Revenue Code (and any related interest and penalties) on amounts payable under the agree-ments.

  The agreements have an initial term of two years and automatically renew an-nually unless earlier terminated by the executive or GPU.

  Under the Corporation's severance policy for employees, if the employment of Messrs. Hafer, Jolles, Levy, Baldassari or Wise is involuntarily terminated, as defined, other than in connection with a change in control, he is entitled to receive, in general, severance compensation equal to one week's pay for each full year of service. Premium payments will also be made under the execu-tive's split-dollar life insurance policy for specified periods following the executive's termination of employment and following a change in control of GPU.

LUMP SUM DISTRIBUTIONS

  An executive may, prior to retirement and in connection with a change in control, elect to receive a lump sum distribution of all amounts payable to him under GPU System supplemental retirement and deferred compensation plans and arrangements, including those described below for Mr. Jolles, when such executive terminates, regardless of the circumstances or when the executive terminates within 24 months following a change in control. Additionally, prior to termination, an executive may elect to receive such lump sum payment only in the event of a change in control.

  Mr. Jolles

  Retirement and Disability -- If Mr. Jolles retires on or after his normal retirement date (the last day of the month in which he attains age 65), he will receive (in addition to his benefits under GPUS' employee retirement plans) a supplemental retirement pension from the GPU Companies equal to the additional pension he would have received under the GPUS employee retirement plans as if he had an additional 20 years of past creditable service. If Mr. Jolles reaches his normal retirement date while he is receiving disability in-come under GPUS' disability income plans, he will thereafter receive a supple-mental retirement pension from the GPU Companies equal to the additional pen-sion he would have been paid under GPUS' employee retirement plans as if he had an additional 20 years of past creditable service. Upon retirement, Mr. Jolles will also receive an extension of health insurance benefits to the third anniversary of retirement.

  Termination -- (i) If Mr. Jolles' employment with the GPU Companies termi-nates "involuntarily," as defined, under circumstances involving a "change in control" of GPU, as defined, or without cause, he shall receive from the GPU Companies a supplemental retirement pension which would have been paid to him under GPUS' employee retirement plans as if he had an additional 20 years of past creditable service. (ii) If, however, his employment terminates for any other reason (except upon retirement or death), he will receive from the GPU Companies a supplemental retirement pension equal to the additional pension he would have been paid under GPUS' employee retirement plans as if he had addi-tional years of creditable service ranging, as of December 31, 1997, from nine years up to a maximum of 20 years depending upon his years of actual employ-ment by GPUS at the time of termination.

  Death -- In the event of Mr. Jolles' death before he begins receiving bene-fits under GPUS' employee retirement plans, his surviving spouse, if any, shall receive such benefits during her lifetime, together with the supplemen-tal retirement pension benefits which would have been payable to him as de-scribed in paragraph (ii) above.

  Other -- To the extent relevant to the level of benefits payable to Mr. Jolles under other benefit plans provided for senior GPU executives, he will be treated as having the years of creditable service as described in paragraph
(ii) above.

BENEFIT PROTECTION TRUSTS

  The Corporation has entered into benefit protection trust agreements to be used to fund the Corporation's obligations to executive officers and directors under deferred compensation and incentive programs and agreements, and with respect to certain retirement and termination benefits, in the event of a change in control. The trusts may also be used for the purpose of paying legal expenses incurred in pursuing benefit claims under such programs and agree-ments following a change in control. The trusts are currently partially fund-ed.

RETIREMENT PLANS

  The GPU Companies' pension plans provide for pension benefits, payable for life after retirement, based upon years of creditable service with the GPU Companies and the employee's career average compensation as defined below. Federal law limits the amount of an employee's pension benefits that may be paid from a qualified trust established pursuant to a qualified pension plan (such as the GPU Companies' plans). The GPU Companies also have adopted non-qualified plans providing that the portion of a participant's pension benefits which, by reason of such limitations, cannot be paid from such a qualified trust shall be paid directly on an unfunded basis by the participant's employ-er.

  The following table illustrates the amount of aggregate annual pension from funded and unfunded sources resulting from employer contributions to the qual-ified trust and direct payments payable upon retirement in 1998 (computed on a single life annuity basis) to persons in specified compensation and years of service classifications:

             ESTIMATED ANNUAL RETIREMENT BENEFITS (2) (3) (4) (5)
                    BASED UPON CAREER AVERAGE COMPENSATION
              --------------------------------------------------
                               (1998 RETIREMENT)

 CAREER AVERAGE    10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS   45 YEARS
COMPENSATION (1)  OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE OF SERVICE
----------------  ---------- ---------- ---------- ---------- ---------- ---------- ---------- ----------
    $ 50,000       $  9,297   $ 13,945   $ 18,593   $ 23,242   $ 27,890   $ 32,539   $ 36,928   $ 40,928
     100,000         19,297     28,945     38,593     48,242     57,890     67,539     76,528     84,528
     150,000         29,297     43,945     58,593     73,242     87,890    102,539    116,128    128,128
     200,000         39,297     58,945     78,593     98,242    117,890    137,539    155,728    171,728
     250,000         49,297     73,945     98,593    123,242    147,890    172,539    195,328    215,328
     300,000         59,297     88,945    118,593    148,242    177,890    207,539    234,928    258,928
     350,000         69,297    103,945    138,593    173,242    207,890    242,539    274,528    302,528
     400,000         79,297    118,945    158,593    198,242    237,890    277,539    314,128    346,128
     450,000         89,297    133,945    178,593    223,242    267,890    312,539    353,728    389,728
     500,000         99,297    148,945    198,593    248,242    297,890    347,539    393,328    433,328
     550,000        109,297    163,945    218,593    273,242    327,890    382,539    432,928    476,928
     600,000        119,297    178,945    238,593    298,242    357,890    417,539    472,528    520,528
     650,000        129,297    193,945    258,593    323,242    387,890    452,539    512,128    564,128
     700,000        139,297    208,945    278,593    348,242    417,890    487,539    551,728    607,728
     750,000        149,297    223,945    298,593    373,242    447,890    522,539    591,328    651,328
     800,000        159,297    238,945    318,593    398,242    477,890    557,539    630,928    694,928

----------------
(1) Career Average Compensation is the average annual compensation received from January 1, 1984 to retirement and includes Salary and Bonus. The ca-reer average compensation amounts for the following named executive offi-cers differ by more than 10% from the three year average annual compensa-tion set forth in the Summary Compensation Table and are as follows:
    Messrs. Leva -- $474,882; Hafer -- $310,706; Jolles -- $397,950; Levy --
     $178,387; Baldassari -- $208,934 and Wise -- $273,799.

(2) Years of Creditable Service at December 31, 1997: Messrs. Leva -- 45 years (as of May 31, 1997); Hafer -- 35 years; Jolles -- 17 years; Levy -- 17 years; Baldassari -- 28 years and Wise -- 34 years.

(3) Mr. Leva, who retired in 1997, is entitled to receive $603,730 annually ($414,727 basic pension and $189,003 under supplemental pension agree-ments). Following Mr. Leva's death, his surviving spouse, if any, will re-ceive an annuity payable for life equal to 50% of the supplemental pen-sions payable to him.

(4) Based on an assumed retirement at age 65 in 1998. To reduce the above amounts to reflect a retirement benefit assuming a continual annuity to a surviving spouse equal to 50% of the annuity payable at retirement, multi-ply the above benefits by 90%. The estimated annual benefits are not sub-ject to any reduction for Social Security benefits or other offset amounts.

(5) Annual retirement benefits under the basic pension per the above table cannot exceed 55%, as defined in the pension plan, of the average compen-sation during the highest paid 36 calendar months. As of December 31, 1997 none of the named executive officers exceed the 55% limit.

REMUNERATION OF DIRECTORS

  Non-employee directors receive an annual retainer of $20,000, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each Committee meeting attended. Committee Chairmen receive an additional retainer of $3,000 per year.

DEFERRED STOCK UNIT PLAN FOR OUTSIDE DIRECTORS

  Under the Corporation's Deferred Stock Unit Plan for Outside Directors ("De-ferred Stock Unit Plan"), each Outside Director receives an annual grant of units representing shares of GPU Common Stock equal in value at the time of grant to one and one-half times the value of the directors' annual cash re-tainer in effect at the time of grant. Each unit granted under the Deferred Stock Unit Plan represents one share of GPU Common Stock. Dividend equivalents paid on outstanding units are invested in additional units.

  Outside Directors who have served at least 54 months will receive payment of their deferred units upon their retirement from the Board. Payment of units will be in the form of GPU Common Stock, or in cash if authorized by the Per-sonnel, Compensation and Nominating Committee of the Board. As of December 31, 1997, all outside directors except Mr. Leva and Mr. Townsend had completed 54 months of service.

RETIREMENT PLAN FOR OUTSIDE DIRECTORS

  Under the Corporation's Retirement Plan for Outside Directors ("Retirement Plan"), as amended, an individual who completes 54 months of service as of June 30, 1997 as a non-employee director is entitled to receive retirement benefits equal to the product of (A) the number of months of service completed and (B) the monthly compensation paid to the director at the date of retire-ment. Retirement benefits under this plan are payable to the directors, at their election, (or, in the event of death, to designated beneficiaries) in a lump sum payment or in monthly installments of 1/12 of the sum of (x) the then annual retainer paid at time of retirement plus (y) the cash value of the award under the Restricted Stock Plan for Outside Directors for the year pre-ceding retirement, over a period equal to the director's service as such as of June 30, 1997, unless otherwise directed by the Personnel, Compensation and Nominating Committee, commencing at the later of age 60 or upon retirement.

  As of December 31, 1997, all Outside Directors except Mr. Leva and Mr. Townsend were vested in the Retirement Plan. Service following June 30, 1997 will be applied toward the 54-month vesting requirement but will not increase the amount of benefits. As of June 30, 1997, the following directors had at least 54 months of service:

             DIRECTOR               MONTHS OF SERVICE
             --------               -----------------
           Theodore H. Black               112
           Thomas B. Hagen                  93
           Henry F. Henderson, Jr.         101
           John M. Pietruski               101
           Catherine A. Rein               101
           Paul R. Roedel                  222
           Carlisle A. H. Trost             78
           Patricia K. Woolf               167

RESTRICTED STOCK PLAN FOR OUTSIDE DIRECTORS

  Under the Corporation's Restricted Stock Plan for Outside Directors ("Direc-tors Plan"), each director who is not an employee of the Corporation or any of its subsidiaries ("Outside Director") is paid a portion of his or her annual compensation in the form of 300 shares of GPU Common Stock.

  A total of 40,000 shares of GPU Common Stock (subject to adjustment for stock dividends, stock splits, recapitalizations and other specified events) has been authorized for issuance under the Directors Plan. Any shares awarded which are forfeited as provided by the Directors Plan will again be available for issuance.

  Shares of Common Stock are awarded to Outside Directors on the condition that the director serves or has served as an Outside Director until (i) death or disability, (ii) retirement not earlier than the first day of the month following the director's 72nd birthday, (iii) resignation or retirement before the first day of the month following the director's 72nd birthday with the consent of the Board, which is defined in the Directors Plan to mean approval thereof by at least 80% of the directors other than the affected director or
(iv) failure to be re-elected to the Board after being duly nominated. Termi-nation of service for any other reason, including any involuntary termination effected by action or inaction of the Board, other than that following a change in control (as defined) of GPU, will result in forfeiture of all shares awarded.

  Until termination of service, an Outside Director may not dispose of any shares of Common Stock awarded under the Directors Plan, but has all other rights of a shareholder with respect to such shares, including voting rights and the right to receive all cash dividends paid with respect to awarded shares.

2. PROPOSED AMENDMENTS TO THE 1990 STOCK PLAN FOR EMPLOYEES OF GPU, INC. AND SUBSIDIARIES

  At the 1990 Annual Meeting, the Corporation's shareholders approved adoption of the 1990 Stock Plan for Employees of GPU, Inc. and Subsidiaries (the "1990 Stock Plan"). The purpose of the 1990 Stock Plan is to enable the Corporation and its subsidiaries to attract and retain employees of outstanding talent. Under the 1990 Stock Plan, designated employees may be paid a portion of their compensation in stock options (including incentive stock options), restricted shares of, or rights to acquire, GPU Common Stock or stock appreciation rights ("SAR's").

  Since adoption of the 1990 Stock Plan, the Corporation has awarded both re-stricted stock and, more recently, restricted units to designated employees, but has not granted any stock options. In reviewing recent corporate trends, however, the Board of Directors has concluded that the use of stock options as a component of employee compensation has become more prevalent as it more closely aligns the interests of employees with corporate performance. Accord-ingly, the Board believes it appropriate to consider awarding stock options under the 1990 Stock Plan.

  To that end, on March 5, 1998, the Board of Directors adopted a number of amendments to the 1990 Stock Plan. Certain of these amendments would allow the issuance of stock options to qualify as "performance based" compensation as defined by Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and the regulations thereunder. "Performance based" compensation is fully tax deductible to the Corporation even if the compensation for any single executive exceeds $1 million. Internal Revenue Service regulations re-quire, among other things, however, that for incentive stock options to qual-ify as "performance based," stockholders must approve certain provisions of the related plan.

  Consequently, the proposed amendments would, in general, (i) add a new Sec-tion 2(d) to the 1990 Stock Plan in order to limit to 400,000 shares the num-ber of options which may be granted to any executive during a year and (ii) amend Section 5(a) to provide that the exercise price for all options granted under the 1990 Stock Plan may not exceed the fair market value of GPU Common Stock on the date of grant. The Board has also proposed amending Section 2(c) of the 1990 Stock Plan to extend the period during which incentive stock op-tions may be granted from November 30, 1999 to March 4, 2008; in order to in-sure compliance with Section 422 of the Code, shareholder approval for this proposed amendment is being requested.

  Code Section 422 also requires that shareholders approve the total number of shares available for issuance under the 1990 Stock Plan and the category of eligible persons who may participate in the 1990 Stock Plan. The Board has not proposed any amendments to these plan provisions (which are contained in Sec-tions 2(b) and 3(b), respectively, of the 1990 Stock Plan) and the sharehold-ers previously approved these provisions at the 1990 Annual Meeting. Neverthe-less, in light of the proposed amendment to Section 2(c) extending the period during which incentive stock options may be granted, Section 422 requires that the shareholders reapprove these two provisions as well. Consequently, the Board is requesting shareholders to again approve Sections 2(b) and 3(b) of the 1990 Stock Plan in their current form in order to satisfy Code require-ments.

  In addition, on March 5, 1998, the Board adopted certain other amendments to the 1990 Stock Plan to provide greater discretion and flexibility in estab-lishing terms and conditions of stock options granted under the plan. These amendments do not require shareholder approval and accordingly such approval is not being sought.

  The material terms of the 1990 Stock Plan, as amended, as well as further explanation of the proposed amendments for which shareholder approval at the 1998 Annual Meeting is being sought, are discussed below.

GENERAL

  Awards under the 1990 Stock Plan consist of the following: (i) incentive stock options as provided in Section 422 of the Code, and nonqualified stock options (collectively, "options"); (ii) shares of the Corporation's Common Stock, which are restricted as provided in the 1990 Stock Plan ("restricted shares"); (iii) rights to acquire shares of the Corporation's Common Stock, which also are restricted as provided in the 1990 Stock Plan ("restricted units"); or (iv) SAR's, which may accompany options.

  A maximum of 1,974,190 shares of Common Stock may be awarded under the 1990 Stock Plan. Shares issued under the 1990 Stock Plan may be either authorized and unissued shares or previously issued and reacquired shares. Any shares awarded under the 1990 Stock Plan which are forfeited as provided in the 1990 Stock Plan will again be available for issuance, except for any shares surren-dered upon the exercise of an incentive stock option or a related right. In the event the Corporation declares a stock dividend, stock split, recapitali-zation or if the Corporation is a party to a merger, consolidation or other reorganization, and the number of outstanding shares of Common Stock is thereby changed, or there is an offer to acquire the shares of the Corpora-tion's Common Stock, the number of shares under the 1990 Stock Plan subject to options, rights, restricted units, and restricted shares may be equitably ad-justed.

  If the proposed amendments are adopted, the period during which the Corpora-tion may grant incentive stock options pursuant to the 1990 Stock Plan would be extended to March 4, 2008 from November 30, 1999 and the total number of shares of the Corporation's Common Stock with respect to which options may be granted under the 1990 Stock Plan to any employee during any calendar year would be limited to 400,000 shares. The total number of shares which the Cor-poration may issue under the 1990 Stock Plan, however, would remain at 1,974,190.

ADMINISTRATION

  The 1990 Stock Plan is administered by the Personnel, Compensation and Nomi-nating Committee ("Committee") of the Corporation's Board of Directors. In the case of an officer of the Corporation, or the chairman or president of certain of its subsidiaries, however, the Committee's determinations are subject to approval by the full Board of Directors of the Corporation.

ELIGIBILITY

  Only employees of the Corporation or a wholly-owned subsidiary may receive awards under the 1990 Stock Plan. The Committee may determine, with respect to each designated employee, the type of award granted and the conditions and re-strictions covering the award.

OPTIONS

  Exercise Price. Presently, the Committee determines the exercise price of options granted under the 1990 Stock Plan, except that for incentive stock op-tions, the exercise price may not be less than 100% of the fair market value of the Corporation's Common Stock on the date of grant. Fair market value is defined as the closing sale price of the Corporation's Common Stock as re-ported on the New York Stock Exchange Consolidated Tape on the date of grant, or if there were no such sales on that day, for the next preceding day on which sales occurred. The Committee may adjust the option exercise price under certain circumstances to the extent it deems appropriate to prevent the dilu-tion or enlargement of rights.

  In order to comply with the requirements of Section 162(m) of the Code, the Board has adopted, subject to shareholder approval, an amendment to Section 5(a) of the 1990 Stock Plan which would require that the exercise price for all options granted be not less than 100% of fair market value of the Corpora-tion's Common Stock on the date of grant.

  Term. The Committee determines the term of options granted under the 1990 Stock Plan, provided that options may not have a term exceeding 10 years from their date of grant.

  Exercise. Options are exercisable, in whole or from time to time in part, at such times and in such amounts as the Committee determines. The Committee may, in its discretion, accelerate the exercisability of any option. The Committee may determine, in its discretion, whether and to what extent employees may ex-ercise outstanding options following a termination of their employment. In general, all outstanding options will be canceled and discharged by a lump sum cash payment in the event of a "change in control" of the Corporation. A "change in control" is defined in the 1990 Stock Plan as the occurrence of (1) an acquisition (other than directly from the Corporation) by a person (other than, among others, the Corporation, its subsidiaries and employee benefit plans maintained by the Corporation) of any of the Corporation's Common Stock immediately following which such person has 20% or more of the outstanding beneficial ownership of the Corporation's Common Stock; (2) certain changes in the make-up of the Corporation's Board of Directors; and (3) the consummation of certain mergers, consolidations or reorganizations with or into the Corpo-ration.

  Transferability. Generally, options granted under the 1990 Stock Plan are not transferable except by will or the laws of descent and distribution.

RIGHTS

  The Committee may also award SAR's under the 1990 Stock Plan to eligible em-ployees. SAR's may either accompany an option ("tandem right") or be awarded separately. Employees receiving SAR's will be entitled to receive, subject to the terms and conditions of the 1990 Stock Plan and such rules and regulations as the Committee may establish, a payment equal to the product of (A) the ex-cess of (i) the fair market value on the exercise date of a share of the Cor-poration's Common Stock over (ii) the per share price specified in the SAR, multiplied by (B) the number of shares with respect to which the SAR is being exercised. Payment will be made in the form of cash, shares of the Corpora-tion's Common Stock or a combination thereof as the Committee may determine.

  Exercise Price. The exercise price of a SAR will be determined by the Com-mittee, except that the exercise price of a SAR accompanying an incentive stock option may not be less than 100% of the fair market value of the Common Stock subject to such option on the date of grant.

  Tandem Rights. Tandem rights will also be subject to all of the same terms and conditions regarding exercisability, adjustments, etc. as are contained in the option to which they relate.

  Transferability. Generally, SAR's will not be transferable except by will or the laws of descent and distribution.

RESTRICTED SHARES AND UNITS

  The 1990 Stock Plan provides for the Committee to award, subject to such re-strictions as the Committee may establish, restricted shares of the Corpora-tion's Common Stock or restricted units representing shares of the Corpora-tion's Common Stock. The restricted shares and restricted units are subject to restrictions on transferability for such period as the Committee may estab-lish. All such restrictions shall lapse, however, upon the occurrence of a "change in control" of the Corporation or, if the Committee has so determined, upon the employee's death, Eligible Retirement or Total Disability. The Com-mittee also has discretion to permit restrictions to lapse upon termination of employment for any other reason.

  Employees receiving restricted shares generally have all rights and privi-leges of shareholders regarding those shares, including voting rights and the right to receive dividends or dividend equivalents subject to such terms and conditions as the Committee may establish, except that restricted shares may not be sold or otherwise disposed of prior to the expiration of the restricted period. In addition, restricted shares are subject to forfeiture in the event of the employee's termination of employment unless the Committee otherwise de-termines.

  With respect to restricted units, shares will not be issued to the employee until the lapse of the restricted period and satisfaction of other conditions which the Committee may establish or upon a "change in control" of the Corpo-ration or, if the Committee has so determined, upon the employee's death, To-tal Disability or Eligible Retirement.

AMENDMENTS

  The Board may suspend, amend, modify or terminate the 1990 Stock Plan at any time, except that no amendment or modification to certain portions of the 1990 Stock Plan nor any suspension or termination may be effectuated in connection with a "change in control" if it adversely affects the rights of any employee under the 1990 Stock Plan and no such action which adversely affects the rights of an employee with respect to an award granted under the Plan may be taken without the consent of the affected employee.

FEDERAL INCOME TAX CONSEQUENCES

  The following discussion is intended only as a general summary of the fed-eral income tax consequences of the 1990 Stock Plan to participating employees and the Corporation. Because of the complexity of the tax issues involved, each employee should consult his or her own tax advisor with respect to his or her participation in the 1990 Stock Plan.

  Non-Qualified Options. There will be no federal income tax consequences to either the employee or the Corporation on the grant of a non-qualified option. Generally, on the exercise of a non-qualified option, the employee has taxable ordinary income equal to the difference between the option price of the shares and the fair market value of the shares on the exercise date and the Corpora-tion is entitled to a corresponding tax deduction.

  Rights. There will be no federal income tax consequences to either the em-ployee or the Corporation on the grant of a right or while the right remains outstanding. Generally, on the exercise of a right, the amount which the em-ployee is paid whether in shares or cash, is taxable to the employee as ordi-nary income and the Corporation is entitled to a corresponding tax deduction.

  Incentive Stock Options. An employee will not realize taxable income by rea-son of the grant, or upon the exercise, of an incentive stock option ("ISO"), and the Corporation will not be entitled to any deduction. If certain holding period requirements are met, the entire gain, if any, realized by the employee upon a subsequent disposition of the shares acquired under an ISO will be tax-able to the employee as long-term capital gain. However, the excess of the fair market value of the ISO shares on the exercise date over the option price is a tax preference item for purposes of the alternative minimum tax provi-sions of federal law. If the employee makes a disposition of any shares ac-quired upon the exercise of an ISO before the holding period requirements have been met, the employer will realize ordinary income, in an amount equal to the excess of either the fair market value of such shares on the exercise date or, if less, the amount realized on the disposition of such shares, over the op-tion price of such shares. The Corporation will be entitled to a corresponding tax deduction for the amount so realized by the employee. In addition, the em-ployee will realize capital gain or loss to the extent that the amount real-ized on the early disposition of the ISO shares exceeds, or is less than, the fair market value of the shares on the exercise date.

  Restricted Shares. There will be no federal income tax consequences to ei-ther the employee or the Corporation on the grant of restricted shares in the absence of an election by the employee as described below. If currently paid to the employee, dividends on restricted shares will be taxable ordinary in-come to the employee and deductible by the Corporation. However, if the grant to the employee requires such dividends to be reinvested in shares subject to similar restrictions, then the tax treatment of such dividend shares will be the same as the tax treatment of the initial restricted shares. When the shares are no longer subject to a substantial risk of forfeiture, the employee will realize taxable ordinary income in an amount equal to the fair market value of the shares at that time, and the Corporation will be entitled to a corresponding deduction. However, an employee may elect to recognize taxable ordinary income in the year the restricted shares are awarded in an amount equal to their fair market value at the time of grant, determined without re-gard to the restrictions, and the Corporation will be entitled to a corre-sponding tax deduction at that time. In that event, any gain or loss realized by the employee upon the subsequent disposition of the shares will be capital gain or loss and will not result in any further deduction to the Corporation. Dividends on shares no longer subject to a substantial risk of forfeiture, or with respect to which an election is made as described above, represent ordi-nary dividend income to the employee and are not deductible to the Corpora-tion. If the employee elects to be taxed on the restricted shares on the date of grant and the employee subsequently forfeits the shares, the employee will not be entitled to a deduction as a consequence of such forfeiture, but the Corporation must include as ordinary income the amount it previously deducted in the year of grant with respect to such shares.

  Restricted Units. There will be no federal income tax consequences to the employee or the Corporation when restricted units or related dividend equiva-lents are credited to the employee's account. The amount payable to the em-ployee after the restrictions lapse, whether paid in shares or cash will be taxable as ordinary income in the year or years in which payment is made. Any cash payments made to the employee as dividend equivalents during the term of the restrictions also will be taxable as ordinary income. The Corporation will be entitled to corresponding tax deductions.

  Other. The termination of restrictions on restricted shares or restricted units or the vesting of, or payment with respect to, any portion of an option or right which is accelerated as a result of a change in control or a similar event may result in all or a portion of the value of such restricted shares, restricted units, accelerated options or rights, or payment in respect there-of, being treated, in the case of certain officers and highly compensated employees, as "parachute payments" for federal income tax purposes. Any such parachute payments may be nondeduct-ible to the Corporation in whole or in part and may subject that employee to a 20% excise tax on all or a portion of such payment.

  The text of the amended 1990 Stock Plan is set forth in Annex A to the Proxy Statement.

  The affirmative vote of a majority of the shares of Common Stock present and voting at the meeting is required to approve the proposed amendments to Sec-tions 2(c), 2(d) and 5(a) and reapprove Sections 2(b) and 3(b) of the 1990 Stock Plan. In the event shareholders do not vote to approve such amendments and reapprove Sections 2(b) and 3(b), the 1990 Stock Plan would remain in ef-fect as currently amended.

  THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR: (1) THE PRO-POSED AMENDMENTS TO SECTIONS 2(C), 2(D) AND 5(A); AND (2) REAPPROVAL OF SEC-TIONS 2(B) AND 3(B) OF THE 1990 STOCK PLAN. IF THE STOCKHOLDERS DO NOT ADOPT THE BOARD'S RECOMMENDATIONS, THE COMMITTEE AND THE BOARD WOULD CONSIDER THE FUTURE GRANTS OF STOCK OPTIONS ON A CASE BY CASE BASIS.

3. RATIFICATION OF SELECTION OF COOPERS & LYBRAND L.L.P. AS INDEPENDENT AUDITOR FOR THE YEAR 1998

  The Board of Directors has selected the firm of Coopers & Lybrand L.L.P. ("C&L"), independent certified public accountants, to audit the accounts of the Corporation for 1998. Although submission to stockholders of the appoint-ment of the independent auditor is not required by law, the Board, in accor-dance with its long-standing policy of seeking annual stockholder ratification of the selection of the auditor, believes it appropriate that such selection be ratified by the stockholders. C&L has acted as the auditor for the Corpora-tion and its subsidiaries since 1946. C&L has advised the Corporation that neither that firm nor any of its partners has any direct or indirect material relationship with the Corporation or its subsidiaries.

  The services rendered by C&L for 1997 included an audit of the consolidated financial statements of the Corporation and its subsidiaries for the year ending December 31, 1997 contained in the annual report to stockholders and audits of the individual and consolidated financial statements of the Corporation and its subsidiaries and related schedules filed annually with the Securities and Exchange Commission. C&L also performed audits as necessary to report upon compliance with the accounting requirements of the Federal Energy Regulatory Commission for certain financial statements included in the reports which are required to be filed annually with that Commission by the subsidiary companies.

  Fees paid to C&L for 1997 for services aggregated $2,260,000, of which $1,315,000 related to non-audit services, excluding reimbursement for out-of-pocket expenses.

  It is expected that representatives of C&L will be present at the Annual Meeting, will be available to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

                               BY-LAW AMENDMENT

  During the past year, the Board of Directors adopted an amendment to Section 1 of the By-Laws of the Corporation to reflect the relocation of the Corpora-tion's principal office to Morristown, New Jersey.

  As amended, Section 1 of the By-Laws now reads as follows:

  "1. The principal office of the Corporation shall be in the County of Mor-ris, the State of New Jersey. The Corporation may also have offices at such other places as the Board of Directors may from time to time designate or the business of the Corporation may require."

  In accordance with Section 53 of the By-Laws, the foregoing amendment has been adopted by vote of a majority of the Board of Directors and is not being submitted to the stockholders for approval. The holders of a majority of the Corporation's outstanding shares of Common Stock present or represented and voting at the Annual Meeting may, however, alter, amend or repeal such action by the Board.

                                 OTHER MATTERS

  The Board of Directors does not intend to bring any other matters before the meeting and it is not informed of any other business which others may bring before the meeting. However, if any other matters should properly come before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying Proxy to vote on such matters as they, in their dis-cretion, may determine.

  GPU will pay all costs of soliciting Proxies in the accompanying form. Solicitation will be made by mail, and directors and officers of GPU, and officers and employees of GPUS, may also solicit Proxies by telephone, telegraph or personal interview. The Corporation has also retained ChaseMellon Shareholder Services, L.L.C. to aid in the solicitation of Proxies, at an estimated cost of $8,000, plus reimbursement of reasonable out-of-pocket expenses. In addition, GPU will request persons who hold stock in their names for others to forward copies of this proxy soliciting material to them, and to request authority to execute Proxies on the accompanying form, and will reimburse such persons for their out-of-pocket and reasonable clerical expenses in doing this.

DEADLINE FOR STOCKHOLDER PROPOSALS

  If a stockholder wishes to submit a proposal for inclusion in the Proxy Statement for the 1999 Annual Meeting of Stockholders, such proposal must be received by the Corporation not later than November 23, 1998.

                                          By order of the Board of Directors,
                                          MARY A. NALEWAKO, Secretary

March 23, 1998

-------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT

  YOU ARE ENCOURAGED TO VOICE YOUR PREFERENCE BY MARKING THE APPROPRIATE BOXES ON THE ENCLOSED PROXY. HOWEVER, IT IS NOT NECESSARY TO MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; MERELY SIGN, DATE AND RETURN THE PROXY IN THE ENCLOSED POSTPAID ENVELOPE.

-------------------------------------------------------------------------------

                                    ANNEX A

  Set forth below is the text of the 1990 Stock Plan (marked to show (i) changes to reflect the proposed amendments for which stockholder approval is being requested (new language is shown by double-underscoring and deleted lan-guage is shown by strikeouts) and (ii) those portions for which stockholder reapproval is being requested (shown by italics)).

                         1990 STOCK PLAN FOR EMPLOYEES
                                      OF
                          GPU, INC. AND SUBSIDIARIES

1. PURPOSE

  GPU, Inc. (the "Corporation") desires to attract and retain employees of outstanding talent. The 1990 Stock Plan for Employees of GPU, Inc. and Subsid-iaries (the "Plan") affords eligible employees the opportunity to acquire pro-prietary interests in the Corporation and thereby encourages their highest levels of performance.

2. SCOPE AND DURATION

  (a)Awards under the Plan may be granted in the following forms:

    (i) incentive stock options ("incentive stock options") as provided in
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and non-qualified stock options ("non-qualified options") (the term "options" in-cludes incentive stock options and non-qualified options);

    (ii) shares of Common Stock of the Corporation (the "Common Stock") which are restricted as provided in Section 10 ("restricted shares"); or

    (iii) rights to acquire shares of Common Stock which are restricted as provided in Section 10 ("units" or "restricted units").

Options may be accompanied by stock appreciation rights ("rights").

[BEGIN ITALICS]
  (b)The maximum aggregate number of shares of Common Stock as to which awards of options, restricted shares, units or rights may be made from time to time under the Plan is 1,974,190 shares./1/ Shares issued pursuant to this Plan may be in whole or in part, as the Board of Directors of the Corporation (the "Board of Directors") shall from time to time determine, authorized but unissued shares or issued shares reacquired by the Corporation. If for any reason any shares as to which an option has been granted cease to be subject to purchase thereunder or any restricted shares or restricted units are for-feited to the Corporation, or to the extent that any awards under the Plan de-nominated in shares or units are paid or settled in cash or are surrendered upon the exercise of an option, then (unless the Plan shall have been termi-nated) such shares or units, and any shares surrendered to the Corporation upon such exercise, shall become available for subsequent awards under the Plan unless such shares or units, if so made available for subsequent awards under the Plan, would not be exempt from Section 16(b) of the Securities Ex-change Act of 1934 (the "Exchange Act") pursuant to Rule 16b-3, as amended, thereunder; provided, however, that shares surrendered to the Corporation upon the exercise of an incentive stock option and shares subject to an incentive stock option surrendered upon the exercise of a right shall not be available for subsequent award of additional stock options under the Plan.[END ITALICS]

  (c)No incentive stock option shall be granted hereunder after [BEGIN STRIKEOUT] November 30, 1999[END STRIKEOUT] [BEGIN DOUBLE-UNDERSCORE]March 4, 2008.

  (d)The total number of shares of Common Stock with respect to which options may be granted under the Plan to any employee during any calendar year shall not exceed 400,000 shares. [END DOUBLE-UNDERSCORE]

/1/ Initially, 1,000,000 shares were authorized to be issued under the Plan. On
    May 29, 1991, the Corporation effected a two-for-one stock split by way of a stock dividend, leaving 1,974,190 shares available for issuance under the Plan on and after that date, after giving effect to shares previously awarded.

3. ADMINISTRATION

  (a)The Plan shall be administered by those members of the Personnel, Compen-sation and Nominating Committee, or any successor thereto, of the Board of Di-rectors who are "non-employee directors" within the meaning of Rule 16b-3, as amended, under Section 16(b) of the Exchange Act or by such other committee consisting of not less than two persons each of whom shall qualify as "non-em-ployee directors," as may be determined by the Board of Directors ("the Com-mittee").

[BEGIN ITALICS]
  (b)The Committee shall have plenary authority in its sole discretion, sub-ject to and not inconsistent with the express provisions of this Plan: (i) to grant options, to determine the purchase price of the Common Stock covered by each option, the term of each option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be cov-ered by each option; (ii) to designate options as incentive stock options or non-qualified options and to determine which options shall be accompanied by rights; (iii) to grant rights and to determine the purchase price of the Com-mon Stock covered by each right or related option, the term of each right or related option, the employees to whom, and the time or times at which, rights or related options shall be granted and the number of shares to be covered by each right or related option; (iv) to grant restricted shares and restricted units and to determine the term of the Restricted Period (as defined in Sec-tion 10) and other conditions applicable to such shares or units, the employ-ees to whom, and the time or times at which, restricted shares or restricted units shall be granted and the number of shares or units to be covered by each grant; (v) to interpret the Plan; (vi) to prescribe, amend and rescind rules and regulations relating to the Plan; (vii) to determine the terms and provi-sions of the option and rights agreements (which need not be identical) and the restricted share and restricted unit agreements (which need not be identi-cal) entered into in connection with awards under the Plan, including any pro-visions of such agreements that may permit a recipient of an award of re-stricted units to elect, prior to the vesting of such units, to defer the pay-ment of cash and/or the delivery of shares of Common Stock otherwise to be made upon the vesting of such restricted units, and/or to defer the payment of any cash compensation awarded to the recipient with respect to such restricted units, or with respect to any restricted stock awarded to the recipient, ei-ther under this Plan or the GPU System Companies Deferred Compensation Plan (a "Deferral"); and to make all other determinations deemed necessary or advis-able for the administration of the Plan. Without limiting the foregoing, the Committee shall have plenary authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, (1) to select GPU Officers (as defined below) for participation in the Plan, (2) to determine the timing, price and amount of any grant or award under the Plan to any GPU Officer, (3) either (A) to determine the form in which payment of any right granted or awarded under the Plan will be made (i.e., cash, securities or any combination thereof) or (B) to approve the election of the employee to receive cash in whole or in part in settlement of any right granted or awarded under the Plan. As used herein, the term "GPU Officer" shall mean an officer (other than an assistant officer) of the Corporation and any person who may from time to time be designated an executive officer of the Corporation by its Board of Directors (the "Board"). The exercise by the Committee of the powers granted in clauses (i), (ii), (iii), (iv), and (vii) hereof shall be subject to the approval of the Board with respect to a recipient of an award hereunder who is an officer (other than assistant officer) of the Corporation or the Chairman or President of any subsidiary (as defined in Section 4(a) hereof) of the Cor-poration. (The Committee and the Board are sometimes hereinafter referred to as the "Grantors.")[END ITALICS]

  (c)The Grantors may delegate to one or more of their members or to one or more agents such administrative duties as they may deem advisable, and the Grantors or any person to whom they have delegated duties as aforesaid may em-ploy one or more persons to render advice with respect to any responsibility the Grantors or such person may have under the Plan; provided, that the Grant-ors may not delegate any duties to a member of the Board of Directors who would not qualify as a "non-employee director" to administer the Plan as con-templated by Rule 16b-3, as amended, or other applicable rules under the Ex-change Act. The Grantors may employ attorneys, consultants, accountants or other persons and the Grantors, the Corporation and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All ac-tions taken and all interpretations and determinations made by the Grantors in good faith shall be final and binding upon all employees who have received awards, the Corporation and all other interested persons. Notwithstanding the foregoing, any action taken or any interpretation or determination made by the Grantors after the occurrence of a "Change in Control" (as defined in Section 7(c) hereof) which adversely affects the rights of any employee with respect to any award made to the employee hereunder shall be subject to judicial re-view under a "de novo" rather than a deferential standard. No member or agent of the Grantors shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan or awards made thereunder, and all members and agents of the Grantors shall be fully pro-tected by the Corporation in respect of any such action, determination or in-terpretation.

4. ELIGIBILITY; FACTORS TO BE CONSIDERED IN MAKING AWARDS

  (a)Only employees of the Corporation or its subsidiaries may receive awards under the Plan. The term "subsidiary" means any corporation one hundred per-cent (100%) of the Common Stock of which is owned, directly or indirectly, by the Corporation. A director of the Corporation or of a subsidiary who is not also an employee will not be eligible to receive an award.

  (b)In determining the employees to whom awards shall be granted and the num-ber of shares or units to be covered by each award, the Committee shall take into account the nature of the employee's duties, his or her present and po-tential contributions to the success of the Corporation and such other factors as it shall deem relevant in connection with accomplishing the purposes of the Plan.

  (c)Awards may be granted singly, in combination or in tandem and may be made in combination or in tandem with or in replacement of, or as alternatives to, awards or grants under any other employee plan maintained by the Corporation or its subsidiaries. An award made in the form of an option, a unit or a right may provide, in the discretion of the Committee, for (i) the crediting to the account of, or the current payment to, each employee who has such an award of an amount equal to the cash dividends and stock dividends paid by the Corpora-tion upon one share of Common Stock for each restricted unit, or share of Com-mon Stock subject to an option or right, included in such award, and for each restricted unit which is the subject of a Deferral ("Dividend Equivalents"), or (ii) the deemed reinvestment of such Dividend Equivalents and stock divi-dends in shares of Common Stock or the deemed reinvestment of units in addi-tional units, which deemed reinvestment in each case shall be deemed to be made in accordance with the provisions of Section 10 and credited to the em-ployee's account ("Additional Deemed Shares"). Such Additional Deemed Shares shall be subject to the same restrictions (including but not limited to provi-sions regarding forfeitures) applicable with respect to the option, unit or right with respect to which such credit is made. Dividend Equivalents not deemed reinvested as stock dividends shall not be subject to forfeiture, and may bear amounts equivalent to interest or cash dividends as the Committee may determine. An employee who has been granted incentive stock options under the Plan may be granted an additional award or awards, subject to such limitations as may be imposed by the Code with respect to incentive stock options.

  (d)The Committee, in its sole discretion, may grant to an employee who has been granted an award under the Plan or any other employee plan maintained by the Corporation, any of its subsidiaries, or any successor thereto, in ex-change for the surrender and cancellation of such award, a new award in the same or a different form and containing such terms, including without limita-tion a price which is different (either higher or lower) than any price pro-vided in the award so surrendered and cancelled, as the Committee may deem ap-propriate.

5. OPTION PRICE

  (a)The purchase price of the Common Stock covered by each option shall be determined by the Committee; provided, however, that [BEGIN STRIKEOUT] in the case of incentive stock options, [END STRIKEOUT] the purchase price shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted. Fair market value shall mean the closing price of the Com-mon Stock as reported on the New York Stock Exchange Composite Tape for the date on which the option is granted, or if there are no sales on such date, on the next preceding day on which there were sales. Such price shall be subject to adjustment as provided in Section 13. The price so determined shall also be applicable in connection with the exercise of any related right.

  (b)The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise. Payment may be made in cash, which may be paid by check or other instrument acceptable to the Corporation, in shares of the Common Stock, valued at the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date of exer-cise, or if there were no sales on such date, on the next preceding day on which there were sales, or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding awards under the Plan. In addition, the purchase price may be paid in whole or in part by delivering a properly executed exercise notice in a form approved by the Committee together with irrevocable instructions to a broker to promptly deliver to the Corporation the applicable amount of the proceeds from the sale or loan securities. The purchase price may also be paid in such other form or manner as the Committee may from time to time approve.

  (c)At the time of any exercise of an option granted to an employee hereun-der, the employee shall pay any amount determined by the Committee to be nec-essary to satisfy all applicable federal, state or local tax requirements re-lating to such exercise. The Committee may permit such amount to be paid in other shares of Common Stock owned by the employee, or a portion of the shares of Common Stock that otherwise would be issued to the employee upon such exer-cise of the option, or a combination of cash and shares of such Common Stock.

6. TERM OF OPTIONS

  The term of each option granted under the Plan shall be such period of time as the Committee shall determine, but not more than ten years from the date of grant. Unless sooner forfeited pursuant to the terms of the applicable option agreement or cancelled pursuant to Section 7(c) hereof, each option granted under the Plan shall expire at the end of its term. Notwithstanding any other provision in this Plan to the contrary, no option granted hereunder may be ex-ercised after the expiration of its term.

7. EXERCISE OF OPTIONS

  (a)Each option granted under the Plan shall become exercisable, in whole or in part, at such time or times during its term as the agreement evidencing the grant of such option shall specify; provided, however, that the Committee may also, in its discretion, accelerate the exercisability of any option in whole or in part at any time.

  (b)Each option granted under the Plan that has become exercisable pursuant to Section 7(a) hereof shall remain exercisable thereafter for such period of time prior to the expiration of its term (including any period subsequent to the employee's termination of employment with the Corporation and all of its subsidiaries for any reason) as the option agreement evidencing the grant of such option shall provide.

  (c)Subject to subsection (e) below but notwithstanding any other provision of the Plan, upon the occurrence of a Change in Control of the Corporation (the date upon which such event occurs shall be referred to for purposes of this Plan as an "Acceleration Date"), all options granted under the Plan and still outstanding on the Acceleration Date shall be cancelled, and the Corpo-ration's obligation in respect of each option so cancelled shall be discharged by payment to the holder of such option of a single cash lump sum, in an amount determined under subsection (d) below. Such amount shall be payable as soon as practicable after the Acceleration Date. For purposes of the Plan, a "Change in Control" shall mean the occurrence during the term of the Plan of:

(1) An acquisition (other than directly from the Corporation) of any Common Stock or other voting securities of the Corporation entitled to vote generally for the election of directors (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securi-ties Exchange Act of 1934, as amended (the "Exchange Act")), immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then outstanding shares of Common Stock or the combined voting power of the Corporation's then outstanding Voting Securities; provided, however, in deter-mining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Con-trol Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof) maintained by (i) the Corporation or (ii) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Corporation (for purposes of this definition, a "Subsidiary"), (B) the Corporation or its Subsidiaries, or (C) any Person in connection with a "Non-Control Transaction" (as hereinafter defined);

(2) The individuals who, as of August 1, 1996, are members of the Board of Di-rectors (the "Incumbent Board"), cease for any reason to constitute at least seventy percent (70%) of the members of the Board of Directors; provided, how-ever, that if the election, or nomination for election by the Corporation's shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, how-ever, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

(3) The consummation of:

 (A) A merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued, unless such merger, consol-idation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization with or into the Corporation or in which securities of the Corporation are issued where:

        (i) the shareholders of the Corporation, immediately before such merg-er, consolidation or reorganization, own directly or indirectly immediately following such merger, consolidation or reorganization, at least sixty percent (60%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their owner-ship of the Voting Securities immediately before such merger, consolidation or reorganization,

        (ii) the individuals who were members of the Incumbent Board immedi-ately prior to the execution of the agreement providing for such merger, con-solidation or reorganization constitute at least seventy percent (70%) of the members of the board of directors of the Surviving Corporation, or a corpora-tion, directly or indirectly, beneficially owning a majority of the Voting Se-curities of the Surviving Corporation, and

        (iii) no Person other than (w) the Corporation, (x) any Subsidiary,
(y) any employee benefit plan (or any trust forming a part thereof) that, im-mediately prior to such merger, consolidation or reorganization, was main-tained by the Corporation or any Subsidiary, or (z) any Person who, immediately prior to such merger, consolidation or reorganization had Benefi-cial Ownership of twenty percent (20%) or more of the then outstanding Voting Securities or Common Stock, has Beneficial Ownership of twenty percent (20%) or more of the com-bined voting power of the Surviving Corporation's then outstanding voting se-curities or its common stock.

(B) A complete liquidation or dissolution of the Corporation; or

(C) The sale or other disposition of all or substantially all of the assets of the Corporation to any Person (other than a transfer to a Subsidiary).

  Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the then outstanding Common Stock or Voting Securities as a result of the acquisition of Common Stock or Voting Securities by the Corporation which, by reducing the number of shares of Common Stock or Voting Securities then outstanding, increases the propor-tional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sen-tence) as a result of the acquisition of shares of Common Stock or Voting Se-curities by the Corporation, and after such share acquisition by the Corpora-tion, the Subject Person becomes the Beneficial Owner of any additional shares of Common Stock or Voting Securities which increases the percentage of the then outstanding shares of Common Stock or Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

  (d)The lump sum payment to be made in respect of any option pursuant to sub-section (c) above shall be an amount equal to (i) the excess, if any, of the Determined Value of all shares that are still subject to the option as of the Acceleration Date (including any shares as to which the option had not other-wise become exercisable prior to such date) over the aggregate purchase price of such shares, less (ii) the amount of all federal, state and local taxes re-quired by law to be withheld with respect to such payment. The "Determined Value" of the shares still subject to an option as of the Acceleration Date shall mean the amount determined by multiplying the number of such shares by the "Multiplication Factor," as defined in Section 10(f)(i) hereof.

  (e)Any incentive stock option granted under the Plan and still outstanding immediately prior to the occurrence of a Change in Control shall, upon the oc-currence of the Change in Control, become immediately exercisable as to all shares of Common Stock that are then still subject to the option. The holder of any such incentive stock option shall be provided an opportunity to exer-cise such option at such time prior to the time as of which the Change in Con-trol becomes effective, and in accordance with such procedures, as the Commit-tee shall determine. To the extent an option is so exercised, the option shall not be cancelled as provided in subsection (c) above.

  (f)An option may be exercised, at any time or from time to time during its term (subject, in the case of an incentive stock option, to such restrictions as may be imposed by the Code), as to any or all full shares as to which the option has become and remains exercisable; provided, however, that an option may not be exercised at any one time as to less than 100 shares (or less than the number of shares as to which the option is then exercisable, if that num-ber is less than 100 shares).

  (g)Upon the exercise of an option or portion thereof in accordance with the Plan, the option agreement and such rules and regulations as may be estab-lished by the Committee, the holder thereof shall have the rights of a share-holder with respect to the shares issued as a result of such exercise.

8. AWARD AND EXERCISE OF RIGHTS

  (a)A right may be awarded by the Committee in connection with any option granted under the Plan, either at the time the option is granted or thereafter at any time prior to the exercise, termination or expiration of the option ("tandem right"), or separately ("freestanding right"). Each tandem right shall be subject to the same terms and conditions as the related option and shall be exercisable only to the extent the option is exercisable. A right shall be ex-ercisable (as to a tandem right, only to the extent the related option is ex-ercisable) on or after an Acceleration Date.

  (b)A right shall entitle the employee upon exercise in accordance with its terms (subject, in the case of a tandem right, to the surrender unexercised of the related option or any portion or portions thereof which the employee from time to time determines to surrender for this purpose) to receive, subject to the provisions of the Plan and such rules and regulations as from time to time may be established by the Committee, a payment having an aggregate value equal to the product of (A) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, in the case of a tandem right, or the price per share specified in the terms of the right, in the case of a freestanding right, multiplied by (B) the number of shares with respect to which the right shall have been exercised. The pay-ment may be made in the form of all cash, all shares of Common Stock, or a combination thereof, as elected by the employee.

  (c)The exercise price per share specified in a right shall be as determined by the Committee, provided that, in the case of a tandem right accompanying an incentive stock option, the exercise price shall be not less than fair market value of the Common Stock subject to such option on the date of grant.

  (d)If upon the exercise of a right the employee is to receive a portion of the payment in shares of Common Stock, the number of shares shall be deter-mined by dividing such portion by the fair market value of a share on the ex-ercise date. The number of shares received may not exceed the number of shares covered by any option or portion thereof surrendered. Cash will be paid in lieu of any fractional share.

  (e)No payment will be required from an employee upon exercise of a right, except that any amount necessary to satisfy applicable federal, state or local tax requirements shall be withheld or paid promptly by the employee upon noti-fication of the amount due and prior to or concurrently with delivery of cash or a certificate representing shares. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a por-tion of the shares of Common Stock that otherwise would be distributed to such employee upon exercise of the right, or a combination of cash and shares of such Common Stock.

  (f)The fair market value of a share shall mean the closing price of the Com-mon Stock as reported on the New York Stock Exchange Composite Tape for the date of exercise, or if there are no sales on such date, on the next preceding day on which there were sales; provided, however, that in the case of rights that relate to an incentive stock option, the Committee may prescribe, by rules of general application, such other measure of fair market value as the Committee may in its discretion determine but not in excess of the maximum amount that would be permissible under Section 422 of the Code without dis-qualifying such option under Section 422.

  (g)Upon exercise of a tandem fight, the number of shares subject to exercise under the related option shall automatically be reduced by the number of shares represented by the option or portion thereof surrendered.

  (h)A right related to an incentive stock option may only be exercised if the fair market value of a share of Common Stock on the exercise date exceeds the option price.

9. NON-TRANSFERABILITY OF OPTIONS, RIGHTS AND UNITS; HOLDING PERIODS FOR GPU OFFICERS

  Except as may otherwise be provided in the agreement evidencing the grant of any option, right or unit hereunder, any option, right, or unit granted under the Plan shall not be transferable by the grantee thereof otherwise than by will or the laws of descent and distribu-tion; provided, that the designation of a beneficiary by an employee shall not constitute a transfer; and options and rights may be exercised during the lifetime of the employee only by the employee or, unless such exercise would disqualify an option as an incentive stock option, by the employee's guardian or legal representative.

10. AWARD AND DELIVERY OF RESTRICTED SHARES OR RESTRICTED UNITS

  (a)At the time an award of restricted shares or restricted units is made, the Committee shall establish a period of time (the "Restricted Period") ap-plicable to such award. Each award of restricted shares or restricted units may have a different Restricted Period. The Committee may, in its sole discre-tion, at the time an award is made, prescribe conditions for the incremental lapse of restrictions during the Restricted Period and for the lapse or termi-nation of restrictions upon the satisfaction of other conditions in addition to or other than the expiration of the Restricted Period with respect to all or any portion of the restricted shares or restricted units. The Committee may also, in its sole discretion, shorten or terminate the Restricted Period, or waive any conditions for the lapse or termination of restrictions with respect to all or any portion of the restricted shares or restricted units. Notwith-standing the foregoing, all restrictions shall lapse, and the Restricted Pe-riod shall terminate, with respect to all restricted shares or restricted units upon the occurrence of an Acceleration Date or at such earlier time as provided for in Section 11 or Section 12.

  (b) (1) Unless such shares are issued as uncertificated shares pursuant to paragraph (3) below, a stock certificate representing the number of restricted shares granted to an employee shall be registered in the employee's name but shall be held in custody by the Corporation or an agent therefor for the em-ployee's account. The employee shall generally have the rights and privileges of a shareholder as to such restricted shares, including the right to vote such restricted shares, except that, subject to the provisions of Section 11 and Section 12, the following restrictions shall apply: (i) the employee shall not be entitled to delivery of the certificate until the expiration or termi-nation of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee; (ii) none of the restricted shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restricted Period and until the satisfaction of any other conditions pre-scribed by the Committee at the time of award; and (iii) all of the restricted shares shall be forfeited and all rights of the employee to such restricted shares shall terminate without further obligation on the part of the Corpora-tion unless the employee has remained an employee of the Corporation or any of its subsidiaries until the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Committee at the time of award applicable to such restricted shares. At the discretion of the Committee, (x) cash and stock dividends with respect to the restricted shares may be either currently paid or withheld by the Corporation for the em-ployee's account, and interest may be paid on the amount of cash dividends withheld at a rate and subject to such terms as determined by the Committee or
(y) the Committee may require that all cash dividends be applied to the pur-chase of additional shares of Common Stock, and such purchased shares, to-gether with any stock dividends related to such restricted shares (such pur-chased shares and stock dividends are hereafter referred to as "Additional Re-stricted Shares") shall be treated as Additional Shares, subject to forfeiture on the same terms and conditions as the original grant of the restricted shares to the employee.

(2) The purchase of any such Additional Restricted Shares shall be made either
(i) through the Corporation's Dividend Reinvestment and Stock Purchase Plan, in which event the price of such shares so purchased through the reinvestment of dividends shall be as determined in accordance with the provisions of that plan and no stock certificate representing such Additional Restricted Shares shall be registered in the employee's name or (ii) in accordance with such al-ternative procedure as is determined by the Committee in which event the price of such purchased shares shall be the closing price of the Common Stock as re-ported on the New York Stock Exchange Composite Tape for the date on which such purchase is made, or if there were no sales on such date, the next pre-ceding day on which there were sales. In the event that the Committee shall not require reinvest-ment, cash or stock dividends so withheld by the Committee shall not be sub-ject to forfeiture. Upon the forfeiture of any restricted shares (including any Additional Restricted Shares), such forfeited shares shall be transferred to the Corporation without further action by the employee. The employee shall have the same rights and privileges, and be subject to the same restrictions, with respect to any shares received pursuant to Section 13.

(3) Notwithstanding anything herein to the contrary, shares representing re-stricted shares or Additional Restricted Shares may be issued as uncertificated shares.

  (c)Upon the expiration or termination of the Restricted Period and the sat-isfaction of any other conditions prescribed by the Committee at the time of award, or at such earlier time as provided for in Section 11 or Section 12, the restrictions applicable to the restricted shares (including Additional Re-stricted Shares) shall lapse and a stock certificate for the number of re-stricted shares (including any Additional Restricted Shares) with respect to which the restrictions have lapsed shall be delivered, free of all such re-strictions, except any that may be imposed by law, to the employee or the em-ployee's beneficiary or estate, as the case may be. The Corporation shall not be required to deliver any fractional share of Common Stock but will pay, in lieu thereof, the fair market value (determined as of the date the restric-tions lapse) of such fractional share to the employee or the employee's bene-ficiary or estate, as the case may be.

  No payment will be required from the employee upon the issuance or delivery of any restricted shares, except that any amount necessary to satisfy applica-ble federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due and prior to or concurrently with the issuance or delivery of a certificate representing such shares. The Com-mittee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that other-wise would be distributed to such employee upon the lapse of the restrictions applicable to the restricted shares, or a combination of cash and shares of such Common Stock.

  (d)In the case of an award of restricted units, no shares of Common Stock shall be issued at the time the award is made, and the Corporation shall not be required to set aside a fund for the payment of any such award.

  (e)Subject to subsection (g) below:

    (i) Upon the expiration or termination of the Restricted Period or the oc-currence of an Acceleration Date and the satisfaction of any other conditions prescribed by the Committee or at such earlier time as provided for in Section 11 or Section 12, the Corporation shall deliver to the employee or the employ-ee's beneficiary or estate, as the case may be, one share of Common Stock for each restricted unit with respect to which the restrictions have lapsed ("vested unit").

    (ii) In addition, if the Committee has not required the deemed reinvest-ment of such Dividend Equivalents pursuant to Section 4, at such time the Cor-poration shall deliver to the employee cash equal to any Dividend Equivalents or stock dividends credited with respect to each such vested unit and, to the extent determined by the Committee, the interest thereupon. However, if the Committee has required such deemed reinvestment in connection with such re-stricted unit, in addition to the stock represented by such vested unit, the Corporation shall deliver the number of Additional Deemed Shares credited to the employee with respect to such vested unit.

    (iii) Notwithstanding the foregoing, the Committee may, in its sole dis-cretion, elect to pay cash or part cash and part Common Stock in lieu of de-livering only Common Stock for the vested units and related Additional Deemed Shares. If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment shall be equal to the closing price of the Common Stock as reported on the New York Stock Exchange Composite Tape for the date on which the Re-stricted Period lapsed with respect to such vested unit and related Additional Deemed Shares, or if there are no sales on such date, on the next preceding day on which there were sales.

  (f) Upon the occurrence of an Acceleration Date, all outstanding vested units (including restricted units whose restrictions have lapsed as a result of the occurrence of such Acceleration Date) and credited Dividend Equivalents or related Additional Deemed Shares shall be payable as soon as practicable after such Acceleration Date in cash, in shares of Common Stock, or part in cash and part in Common Stock, as the Committee, in its sole discretion, shall determine.

    (i) Subject to subsection (g) below, to the extent that an employee re-ceives cash in payment for his or her vested units and Additional Deemed Shares, such employees shall receive an amount equal to the product of (x) the number of vested units and Additional Deemed Shares credited to such employ-ee's account for which such employee is receiving payment in cash multiplied by (y) the highest closing price per share of Common Stock occurring during the ninety (90) day period preceding and the ninety (90) day period following the Acceleration Date (the "Multiplication Factor").

    (ii) Subject to subsection (g) below, to the extent that an employee re-ceives Common Stock in payment for his or her vested units and Additional Deemed Shares, such employee shall receive the number of shares of Common Stock determined by dividing (x) the product of (I) the number of vested units and Additional Deemed Shares credited to such employee's account for which such employee is receiving payment in Common Stock multiplied by (II) the Mul-tiplication Factor, by (y) the fair market value per share of the Common Stock for the day preceding the payment date, or if there are no sales on such date, on the next preceding day on which there were sales.

  (g)No payment will be required from the employee upon the award of any re-stricted units, the crediting or payment of any Dividend Equivalents or Addi-tional Deemed Shares, or the delivery of Common Stock or the payment of cash in respect of vested units, except that any amount necessary to satisfy appli-cable federal, state or local tax requirements shall be withheld or paid promptly upon notification of the amount due. The Committee may permit such amount to be paid in shares of Common Stock previously owned by the employee, or a portion of the shares of Common Stock that otherwise would be distributed to such employee in respect of vested units and Additional Deemed Shares, or a combination of cash and shares of such Common Stock.

  (h)In addition, the Committee shall have the right, in its absolute discre-tion, upon or prior to the vesting of any restricted shares (including Addi-tional Restricted Shares) and restricted units (including Additional Deemed Shares) to award cash compensation to the employee for the purpose of aiding the employee in the payment of any and all federal, state and local income taxes payable as a result of such vesting, if the performance of the Corpora-tion during the Restricted Period meets such criteria as the Committee shall have prescribed.

  (i)Notwithstanding any other provision in this Section 10 to the contrary, any payment of cash and/or delivery of any shares of Common Stock otherwise required to be made hereunder on any date with respect to any restricted units awarded to an employee, or with respect to any cash compensation awarded to an employee pursuant to subsection (h) above, may be deferred, at the employee's election, either under this Plan or under the GPU Companies Deferred Compensa-tion Plan, to the extent such deferral is permitted under, and upon such terms and conditions as may be set forth in, the written agreement between the em-ployee and the Corporation (whether as initially entered into, or as subse-quently amended) evidencing the award of such units, or cash compensation, to the employee.

11. TERMINATION OF EMPLOYMENT

  Unless otherwise determined by the Committee, if an employee to whom re-stricted shares or restricted units have been granted ceases to be an employee of the Corporation or of any of its subsidiaries prior to the end of the Re-stricted Period applicable to the shares or units so granted and prior to the satisfaction of any other conditions prescribed by the Committee at the time of grant for any reason other than as set forth in Section 12, the employee shall immediately forfeit all restricted shares and restricted units so granted, including all Additional Restricted Shares or Additional Deemed Shares related thereto.

  Any option, right, restricted share or restricted unit agreement, or any rules and regulations relating to the Plan, may contain such provisions as the Committee shall approve with reference to the determination of the date em-ployment terminates and the effect of leaves of absence. Any such rules and regulations with reference to any option agreement shall be consistent with the provisions of the Code and any applicable rules and regulations thereun-der. Nothing in the Plan or in any award granted pursuant to the Plan shall confer upon any employee any right to continue in the employ of the Corpora-tion or any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate such employment at any time.

12. ELIGIBLE RETIREMENT, DEATH OR TOTAL DISABILITY OF EMPLOYEE

  (a)If the Committee so determines, the agreement evidencing the grant of any restricted shares or restricted units to any employee may permit the re-stricted shares or restricted units so granted, or any portion of such re-stricted shares or restricted units, to become vested upon the employee's death, Total Disability or Eligible Retirement.

  (b)For purposes of this Plan, (i) "Total Disability" shall mean the perma-nent inability of an employee, as a result of accident or sickness, to perform any and every duty pertaining to such employee's occupation or employment for which the employee is suited by reason of the employee's previous training, education and experience, and (ii) "Eligible Retirement" shall mean the date upon which an employee, having attained an age of not less than fifty-five, terminates his or her employment with the Corporation and all of its subsidi-aries, provided that such employee is immediately eligible to receive a pen-sion (whether or not he or she otherwise elects to defer such receipt) under
Section 3.1 or 3.3 of the "Employee Pension Plan" maintained by any subsidiary or subsidiaries of the Corporation for salaried employees, or any successor thereto.

13. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, ETC.

  Notwithstanding any other provision of the Plan, the Committee may at any time make or provide for such adjustments to the Plan, to the number and class of shares available thereunder or to any outstanding options, restricted shares or restricted units as it shall deem appropriate to prevent dilution or enlargement of rights, including adjustments in the event of distributions to holders of Common Stock other than a normal cash dividend, changes in the out-standing Common Stock by reason of stock dividends, split-ups, recapitaliza-tions, mergers, consolidations, combinations or exchanges of shares, separa-tions, reorganizations, liquidations and the like. In the event of any offer to holders of Common Stock generally relating to the acquisition of their shares, the Committee may make such adjustment as it deems equitable in re-spect of outstanding options, rights, and restricted units including in the Committee's discretion revision of outstanding options, rights, and restricted units so that they may be exercisable for or payable in the consideration pay-able in the acquisition transaction. Any such determination by the Committee shall be conclusive and binding on all parties. No adjustment shall be made in the minimum number of shares with respect to which an option may be exercised at any time. Any fractional shares resulting from such adjustments to options, rights, limited rights, or restricted units shall be eliminated.

14. EFFECTIVE DATE

  The Plan as initially adopted became effective as of June 1, 1990. The Com-mittee may, in its discretion, grant awards under the Plan, the grant, exer-cise or payment of which shall be expressly subject to the conditions that to the extent required at the time of grant, exercise or payment (i) the shares of Common Stock covered by such awards shall be duly listed, upon offi-cial notice of issuance, upon the New York Stock Exchange, and (ii) if the Corporation deems it necessary or desirable a Registration Statement under the Securities Act of 1933 with respect to such shares shall be effective.

15. TERMINATION AND AMENDMENT

  The Board of Directors of the Corporation may suspend, terminate, modify or amend the Plan, provided that no amendment or modification to the penultimate sentence of Section 3(c), to Section 7(c) or to this Section 15, nor any sus-pension or termination of the Plan, effectuated (i) at the request of a third party who has indicated an intention or taken steps to effect a Change in Con-trol and who effectuates a Change in Control, (ii) within six (6) months prior to, or otherwise in connection with, or in anticipation of, a Change in Con-trol which has been threatened or proposed and which actually occurs, or (iii) following a Change in Control, shall be effective if the amendment, modifica-tion, suspension or termination adversely affects the rights of any employee under the Plan. If the Plan is terminated, the terms of the Plan shall, not-withstanding such termination, continue to apply to awards granted prior to such termination. In addition, no amendment, modification, suspension or ter-mination of the Plan shall adversely affect the rights of any employee with respect to any award (including without limitation any right with respect to the timing and method of payment of any award) granted to the employee prior to the date of the adoption of such amendment, modification, suspension or termination without such employee's written consent.

16. WRITTEN AGREEMENTS

  Each award of options, rights, restricted shares or restricted units shall be evidenced by a written agreement, executed by the employee and the Corpora-tion, which shall contain such restrictions, terms and conditions as the Com-mittee may require.

17. EFFECT ON OTHER STOCK PLANS

  The adoption of the Plan shall have no effect on awards made or to be made pursuant to other stock plans covering employees of the Corporation, its sub-sidiaries, or any successors thereto.

                                     [MAP]

                                   GPU, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
            FOR ANNUAL MEETING TO BE HELD AT 10:00 A.M. MAY 7, 1998
                               THE MORRIS MUSEUM
                           SIX NORMANDY HEIGHTS ROAD
                             MORRISTOWN, NEW JERSEY

        The undersigned hereby appoints J. G. Graham, F. A. Donofrio, and M.A. Nalewako, and each or any of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power Of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated March 23, 1998 (receipt of which is hereby acknowledged), AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS, IF ANY, AS MAY PROPERLY COME BEFORE THE MEETING.

        Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (OR, IF NO INDICATION IS GIVEN, FOR PROPOSALS 1, 2 AND 3).

        You are encouraged to voice your preference by marking the appropriate boxes on the other side. HOWEVER, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; JUST SIGN ON THE OTHER SIDE.
                                                                               P
                                                                               R
                                                                               O
                                                                               X
                                                                               Y

                                  (continued and to be signed on the other side)

                DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE



                                     [MAP]

                                                                Please mark
                                                                 your votes  [X]
                                                                   as this

THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2 AND 3:

1 - ELECTION OF THREE CLASS I DIRECTORS.      NOMINEES: Henderson,
                                              Pietruski and Rein

FOR all nominees           WITHHOLD AUTHORITY           (Instruction: To
listed on the               to vote for all             withhold authority
right (except               nominees listed             to vote for any
as marked to the              on the right              individual nominee,
contrary on the                                         print that nominee's
right)                                                  name in the space
                                                        provided below.)

     [_]                        [_]                     _____________________


2 - AMENDMENTS TO THE 1990 STOCK                    3 - RATIFICATION OF
    PLAN FOR EMPLOYEES OF GPU, INC.                     THE SELECTION
    AND SUBSIDIARIES AS SET FORTH                       OF COOPERS &
    IN THE ACCOMPANYING PROXY                           LYBRAND L.L.P. AS
    STATEMENT DATED MARCH 23, 1998.                     AUDITOR.

      FOR   AGAINST   ABSTAIN                           FOR  AGAINST ABSTAIN
      [_]     [_]       [_]                             [_]    [_]     [_]


                            CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. [_]


                                Dated____________________________________1998

                                Signature____________________________________

                                Signature if held jointly____________________
                                                         Please date and sign

                                In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title.

                                _____________________________________________

                 DETACH HERE AND MAIL IN THE ENCLOSED ENVELOPE


                [UP ARROW]   FOLD AND DETACH HERE   [UP ARROW]


IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE BRING THIS ENTIRE LOWER PORTION OF THIS CARD (SPEAKER CARD AND ADMISSION CARD) WITH YOU.

IF YOU PLAN TO SPEAK AT THE ANNUAL MEETING, PLEASE COMPLETE THE FOLLOWING:

Stockholder Name___________________________________________________ SPEAKER
                             (Please print clearly)                   CARD


City____________________________________________State______________


PLEASE DO NOT DETACH

LOGO
 GPU        1998 ANNUAL MEETING OF STOCKHOLDERS
                  May 7, 1988 - 10:00 a.m.

The Morris Museum
Six Mormandy Heights Road                               ADMISSION
Morristown, New Jersey                                    CARD

Please bring this card with you
to the meeting. Its presentation
will assure your prompt admittance.

This card is not transferable.

                                   GPU, INC.

                   Proxy Solicited by the Board of Directors
            for Annual Meeting to be held at 10:00 A.M. May 7, 1998
                               The Morris Museum
                           Six Normandy Heights Road
                            Morristown, New Jersey



LOGO
 GPU


        The undersigned hereby appoints J.G. Graham, F.A. Donofrio, and M.A. Nalewako, and each or any of them, proxies to represent the undersigned at the Annual Meeting of Stockholders, and at any adjournment thereof, and thereat to vote all the shares of stock which the undersigned would be entitled to vote, with all the power the undersigned would possess if personally present, with full power of substitution, upon the following items as set forth in the Notice of Annual Meeting and Proxy Statement, each dated March 23, 1998 (receipt of which is hereby acknowledged), AND IN THEIR DISCRETION UPON SUCH OTHER MATTERS, IF ANY, AS MAY PROPERLY COME BEFORE THE MEETING.

        Said proxies are instructed to vote for or against proposals, as indicated by the undersigned (OR, IF NO INDICATION IS GIVEN, FOR PROPOSALS 1, 2 AND 3).

        You are encouraged to voice your preference by marking the appropriate boxes on the other side. HOWEVER, YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE DIRECTORS' RECOMMENDATIONS; JUST SIGN ON THE OTHER SIDE.


                                                                       P R O X Y

                                  (continued and to be signed on the other side)

                                                                Please mark
                                                                 your votes  [X]
                                                                  as this
THE DIRECTORS RECOMMEND A VOTE "FOR" PROPOSALS 1, 2 AND 3:

1 - ELECTION OF THREE CLASS I DIRECTORS.        NOMINEES: Henderson,
                                                Pietruski and Rein

FOR all nominees       WITHHOLD AUTHORITY       (Instruction: To
listed on the           to vote for all         withhold authority
right (except           nominees listed         to vote for any
as marked to the          on the right          individual nominee,
contrary on the                                 print that nominee's
right)                                          name in the space
                                                provided below.)

     [_]                     [_]                -------------------


2 - AMENDMENTS TO THE 1990 STOCK            3 - RATIFICATION OF
    PLAN FOR EMPLOYEES OF GPU, INC.             THE SELECTION
    AND SUBSIDIARIES AS SET FORTH               OF COOPERS &
    IN THE ACCOMPANYING PROXY                   LYBRAND L.L.P. AS
    STATEMENT DATED MARCH 23, 1998.             AUDITOR.

      FOR   AGAINST   ABSTAIN                   FOR  AGAINST ABSTAIN
      [_]     [_]       [_]                     [_]    [_]     [_]



                            CHECK HERE IF YOU PLAN TO ATTEND THE MEETING. [_]


                                Dated____________________________________1998

                                Signature____________________________________

                                Signature if held jointly____________________
                                                         Please date and sign

                                In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title.

                                _____________________________________________


        IF YOU ARE PLANNING TO ATTEND THE MEETING, REMEMBER TO OBTAIN FROM THE RECORD HOLDER A LETTER OR OTHER EVIDENCE OF YOUR BENEFICIAL OWNERSHIP OF SHARES IN GPU TO FACILITATE YOUR ADMITTANCE TO THE MEETING.